Filed Pursuant to Rule 424(b)(3)

Registration No. 333-172579

PROSPECTUS

Westpac Banking Corporation
ABN 33 007 457 141

RETAIL MEDIUM-TERM NOTES

This prospectus describes the general terms of Westpac Banking Corporation’s retail medium-term notes, which includes notes to be sold on the InterNotes® platform, which we refer to as the “notes.”  We may offer to sell retail medium-term notes from time to time.  We will specify the specific terms of each series of the notes, which may be different from the terms described in this prospectus, in a separate supplement to this prospectus.  Any such supplement may also add to, update, supplement, change or clarify information contained in this prospectus.  You should read this prospectus, including the documents incorporated herein by reference, and the applicable supplement carefully before you invest.

We may sell the notes to the agents referred to below as principal for resale at a fixed offering price specified in the applicable supplement or at varying prices.  We may also agree with the agents that they will use reasonable efforts as agents on our behalf to solicit offers to purchase notes from us as principal and receive a commission.  We expect to pay between 0.2% and 3.15% per note sold as paying agent discounts.  We also may offer the notes directly to investors without the assistance of the agents. In addition, we may, at our option, offer to sell from time to time notes to agents not listed below and not through the InterNotes® platform as principal for resale or have such other agents on our behalf solicit offers to purchase notes from us as principal and receive a commission. Notes sold by us to other agents and outside of the InterNotes® platform will be substantially identical to notes sold to the agents below and through the InterNotes® platform.

The agents have advised us that from time to time they may purchase and sell notes in the secondary market, but they are not obligated to make a market in the notes and may suspend or completely stop that activity at any time.  Unless otherwise specified in the applicable supplement, we will not list the notes on any securities exchange or make them available for quotation on any quotation system.

INVESTING IN THE NOTES INVOLVES RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BEFORE YOU INVEST.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The notes are not protected accounts or deposit liabilities of Westpac Banking Corporation for the purpose of the Banking Act of 1959 of Australia, as amended, which we refer to as the “Australian Banking Act,” or any other purpose and are not insured or guaranteed by (1) the Commonwealth of Australia, which we refer to as “Australia,” or any governmental agency of Australia, (2) the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States or (3) any other government or governmental agency.

Joint Lead Managers and Lead Agents
BofA Merrill Lynch		Incapital LLC
Other Agents
Citigroup		Deutsche Bank Securities
Goldman, Sachs & Co.		HSBC
J.P. Morgan		Morgan Stanley
UBS Investment Bank		Wells Fargo Advisors

The date of this prospectus is May 10, 2012.

InterNotes® is a registered servicemark of Incapital Holdings LLC.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
FORWARD-LOOKING STATEMENTS	ii
SUMMARY	1
RISK FACTORS	9
USE OF PROCEEDS	17
RATIO OF EARNINGS TO FIXED CHARGES	18
DESCRIPTION OF THE NOTES	19
BOOK ENTRY SYSTEM	59
TAXATION	63
CERTAIN ERISA CONSIDERATIONS	71
PLAN OF DISTRIBUTION	73
WHERE YOU CAN FIND MORE INFORMATION	75
INCORPORATION OF INFORMATION WE FILE WITH THE SEC	75
ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA	76
CURRENCY OF PRESENTATION AND EXCHANGE RATES	76
VALIDITY OF SECURITIES	77
EXPERTS	77
LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S LIABILITY	77

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process.  Under this shelf process, we are registering the notes described in this prospectus and we may sell the notes described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the notes we may offer.  Each time we sell notes, we will provide a supplement that contains specific information about the terms of that offering.  The supplement may also add to, update, supplement, change or clarify information contained in this prospectus.  The rules of the SEC allow us to incorporate by reference information into this prospectus.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  See “Incorporation of Information We File with the SEC.” If the information contained or incorporated by reference in this prospectus differs from the information in any supplement, you should rely on the information in the supplement.  You should read both this prospectus and any supplement together with the additional information described under “Where You Can Find More Information.”

No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or in any supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Westpac Banking Corporation or any agent or dealer.  Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall under any circumstances create any implication that there has been no change in the affairs of Westpac Banking Corporation since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which that offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “us” and “our” or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Corporations Act 2001 of Australia, as amended, which we refer to as the “Australian Corporations Act”) and references to “Westpac” are to Westpac Banking Corporation ABN 33 007 457 141.

We publish our consolidated financial statements in Australian dollars.  In this prospectus, unless otherwise stated or the context otherwise requires, references to “dollars,” “$” or “A$” are to Australian dollars and references to “US$,” “USD” or “U.S. dollars” are to United States dollars.

One or more affiliates of Westpac may use this prospectus in market-making transactions in the notes after their initial sale.  These affiliates may act as principal or agent in those transactions.  Sales made by them in connection with such market-making activity will be made at prices related to market prices at the time of sale.

All references in this prospectus, any supplement hereto or in any document incorporated or deemed to be incorporated by reference in this prospectus to web sites are, unless we expressly state otherwise, intended to be inactive textual references for information only and any information contained in or accessible through any such web site does not form a part of this prospectus, unless we specifically state in this prospectus or in any such document that all or any portion of such information is incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus and the documents incorporated by reference herein and therein are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”.  Forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions and results of operations, financial condition, including, without  limitation, future loan loss provisions and financial support to certain borrowers.  We use words such as “will,” “may,” “expect,” “intend,” “seek,” “would,” “should,” “could,” “continue,” “plan,” “estimate,” “anticipate,” “believe,” “probability,” “risk” or other similar words to identify forward-looking statements.  These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors, including, but not limited to, those set forth in our U.S. Interim Profit Announcement for the half-year ended March 31, 2012 furnished to the SEC on Form 6-K, dated May 9, 2012, which

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we refer to as the 2012 U.S. Interim Profit Announcement and which is incorporated by reference in this prospectus, and the other documents incorporated by reference in this prospectus or any supplement to this prospectus. These factors include:

•                  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy, particularly changes to liquidity, leverage and capital requirements;

•                  the stability of Australian and international financial systems and disruptions to financial markets and any losses or business impacts we or our customers or counterparties may experience as a result;

•                  market volatility, including uncertain conditions in funding, equity and asset markets;

•                  adverse asset, credit or capital market conditions;

•                  changes to our credit ratings;

•                  levels of inflation, interest rates, exchange rates and market and monetary fluctuations;

•                  market liquidity and investor confidence;

•                  changes in economic conditions, consumer spending, saving and borrowing habits in Australia, in New Zealand and in other countries in which we or our customers or counterparties conduct our or their operations and our ability to maintain or to increase market share and control expenses;

•                  the effects of competition in the geographic and business areas in which we conduct our operations;

•                  reliability and security of our technology and risks associated with changes to technology systems;

•                  the timely development and acceptance of new products and services and the perceived overall value of these products and services by customers;

•                  the effectiveness of our risk management policies, including our internal processes, systems and employees;

•                  the occurrence of environmental change or external events in countries in which we or our customers or counterparties conduct our or their operations;

•                  internal and external events which may adversely impact our reputation;

•                  changes in political, social or economic conditions in any of the major markets in which we or our customers or counterparties operate; and

•                  various other factors beyond our control.

All forward-looking statements speak only as of the date made. We are under no obligation, and do not intend, to update any forward-looking statements contained or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference.  This summary is not complete and does not contain all of the information that you should consider before investing in the notes.  You should carefully read the entire prospectus and the documents incorporated herein by reference, including the section describing the risks of investing in the notes under the caption “Risk Factors” before making an investment decision.  Some of the statements in this summary constitute forward-looking statements.  For more information, please see “Forward-Looking Statements.”

Westpac Banking Corporation

This section summarizes information about Westpac.  It does not contain all of the information about Westpac that may be important to you in deciding whether to purchase the notes.  You should carefully read the entire prospectus and the documents incorporated herein by reference, including our most recently filed Annual Report on Form 20-F and any U.S. Interim Profit Announcement, for a more complete description of Westpac, before making an investment decision.

We are one of the four major banking organizations in Australia and, through our New Zealand operations, we are also one of the largest banking organizations in New Zealand.  We provide a broad range of banking and financial services in these markets, including retail, business and institutional banking and wealth management services.

We were founded in 1817 and were the first bank to be established in Australia.  In 1850 we were incorporated as the Bank of New South Wales by an Act of the New South Wales Parliament.  In 1982 we changed our name to Westpac Banking Corporation.  On August 23, 2002, we were registered as a public company limited by shares under the Australian Corporations Act following our merger with the Commercial Bank of Australia.  Our principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia.  Our telephone number for calls within Australia is 132 032 and our international telephone number is +61 2 9293 9270.

We have branches, affiliates and controlled entities throughout Australia, New Zealand and the near Pacific region and maintain branches and offices in some of the key financial centers around the world.  As at March 31, 2012, we had total assets of A$653.9 billion.  Our market capitalization as of May 9, 2012 was approximately A$69.8 billion.

We have three key customer-facing divisions. These divisions are Australian Financial Services, Westpac Institutional Bank and Westpac New Zealand.

•                  Australian Financial Services, which we refer to as AFS, is responsible for Westpac’s Australian retail banking, business banking and wealth operations. It incorporates the operations of Westpac Retail & Business Banking, St.George Banking Group and BT Financial Group (Australia). AFS also includes the product and risk responsibilities for Australian banking.

•                  Westpac Retail & Business Banking, which we refer to as Westpac RBB, is responsible for sales and service for our consumer, small to medium enterprise customers and commercial customers (typically with turnover of up to A$100 million) in Australia under the Westpac brand. Activities are conducted through Westpac RBB’s nationwide network of branches and business banking centers and specialized consumer and business relationship managers, with the support of cash flow, financial markets and wealth specialists, customer service centers, automated teller machines, which we refer to as ATMs, and internet and mobile channels.

•                  St.George Banking Group, which we refer to as St.George, is responsible for sales and service for consumer, business and corporate customers in Australia under the St.George, BankSA, Bank of Melbourne and RAMS brands. RAMS is a diversified non-bank financial services group. Consumer activities are conducted through a network of branches, third party distributors, call centers, ATMs, EFTPOS terminals and internet banking services. Business and corporate customers (businesses with facilities typically up to A$150 million) are provided with a wide range of banking and financial products and services including specialist advice for cash flow finance, trade finance, automotive and equipment finance, property finance, transaction banking and treasury services. Sales and service activities for business and corporate customers are conducted by relationship managers via business banking centers, internet and customer service center channels.

•                  BT Financial Group (Australia), which we refer to as BTFG, is Westpac’s Australian wealth division. BTFG’s funds management operations include the manufacturing and distribution of investment, superannuation and retirement products, investment platforms such as Wrap and Master Trusts, private banking, financial planning as well as margin lending and broking. BTFG’s insurance solutions cover the manufacturing and distribution of life, general and lenders mortgage insurance. BTFG’s brands include Advance Asset Management, Ascalon, Asgard, BT, BT Investment Management (64.5% owned by us and consolidated in BTFG’s Funds Management business), Licensee Select, Magnitude, Securitor, and the Advice, Private Banking and Insurance Operations of Bank of Melbourne, BankSA, St.George and Westpac.

•                  Westpac Institutional Bank, which we refer to as WIB, delivers a broad range of financial services to commercial, corporate, institutional and Government customers with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in transactional banking, financial and debt capital markets, specialized capital, and alternative investment solutions. Customers are supported through branches and subsidiaries located in Australia, New Zealand, the United States, the United Kingdom and Asia.

•                  Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumers, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks in New Zealand: Westpac New Zealand Limited, which is incorporated in New Zealand, and Westpac Banking Corporation (NZ Division), a branch of Westpac, which is incorporated in Australia. The division operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac and Westpac Institutional Bank brands while insurance and wealth products are provided under Westpac Life and BT brands, respectively.

Other business divisions include:

•                  Pacific Banking, which provides banking services for retail and business customers in seven Pacific island nations;

•                  Group Services, which encompasses technology, banking operations, legal and property services;

•                  Treasury, the primary focus of which is the management of our interest rate risk and funding requirements by managing the mismatch between our assets and liabilities; and

•                  Core Support, which comprises those functions performed centrally, including finance, risk and human resources.

Capitalization

As of March 31, 2012, our total capitalization was A$210.5 billion and our outstanding debt issues were A$157.3 billion.

Summary of Terms

This section summarizes the terms of the notes that are described in more detail under “Description of the Notes” beginning on page 19.  The final terms of any notes are set at the time of sale and will be contained in a supplement relating to those notes.  That supplement may add to, update, supplement, change or clarify the terms contained in this summary.  In addition, you should read the more detailed information appearing elsewhere in this prospectus and the applicable supplement.

The Issuer	Westpac Banking Corporation

The Purchasing Agent	Incapital LLC, or as otherwise specified in the applicable supplement.

Lead Managers and Lead Agents	Merrill Lynch, Pierce, Fenner & Smith Incorporated Incapital LLC

Other Agents

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

UBS Limited

UBS Securities LLC

Wells Fargo Advisors, LLC

Titles of Notes	Westpac Banking Corporation retail medium-term notes.

Amount

The indenture governing the notes does not limit the aggregate principal amount of the notes that we may issue, nor does it limit the number of series or the aggregate principal amount of any particular series that we may issue.

Terms of the Notes:

Ranking

Unless otherwise specified in the applicable supplement, the notes will be direct, unconditional, unsubordinated and unsecured obligations of Westpac and will rank equally among themselves and at least equally with all other present and future unsecured, unsubordinated obligations of Westpac (except such obligations as receive priority under the Australian Banking Act, or which are otherwise preferred by law). The notes will not be secured by any collateral and will be effectively subordinated to any of our present and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness. The notes will also be subordinated to the liabilities and commitments of any of our subsidiaries unless the terms of that indebtedness provide otherwise.

The notes are not protected accounts or deposit liabilities of Westpac for the purpose of the Australian Banking Act or any other purpose and are not insured or guaranteed by (1) the Commonwealth of Australia or any governmental agency of Australia, (2) the United States Federal Deposit Insurance

Corporation or any other governmental agency of the United States or (3) any other government or governmental agency.

Payment of Principal and Interest

The notes may be interest bearing or non-interest bearing as specified in the applicable supplement. The notes may bear interest at either a fixed rate or a floating rate, which may be calculated by reference to an index and/or formula, or a combination of fixed and floating rates, as specified in the applicable supplement.

The principal amount of each note (other than amortizing notes) will be payable on its stated maturity date, repayment date or redemption date, as specified in the applicable supplement, at the corporate trust office of the Trustee (as defined below) or any other place designated in the applicable supplement.

Unless otherwise specified in the applicable supplement, interest, if any, on the notes will be payable on a monthly, quarterly, semi-annual or annual basis.

The notes may be discount notes (including zero coupon notes) that do not bear any current interest or bear interest at a rate that is below market rates at the time of issue, as specified in the applicable supplement.

The notes may be amortizing notes that pay an amount in respect of both interest and principal amortized over the life of the note, as specified in the applicable supplement.

The notes may be indexed notes on which payments of interest and principal may be linked to the price of one or more securities or indices, currencies, commodities or other instruments or measures.

Interest	Each fixed rate note will bear interest from its date of issue at the annual rate stated in the applicable supplement until the principal is paid.

Each floating rate note will bear interest from the date of issue until the principal is paid at a rate determined by reference to an interest rate or interest rate formula, which may be adjusted by a spread and/or spread multiplier (each as more fully described under “Description of the Notes”). The applicable supplement will designate one or more of the following interest rate bases along with the index maturity for that interest rate basis:

• the Commercial Paper Rate;

• the Prime Rate;

• LIBOR;

• EURIBOR;

• the Treasury Rate;

• the CMT Rate;

• the Constant Maturity Swap Rate;

• the CPI Adjustment Rate;

• the CD Rate;

• the Federal Funds Rate;

• the Eleventh District Cost of Funds Rate;

• the Australian Bank Bill Rate; or

• such other interest rate basis or interest rate formula as may be set forth in such supplement.

Redemption and Repayment

Unless otherwise specified in this prospectus, or the applicable supplement, a note will not be redeemable by us, other than as described under “Description of the Notes—Redemption of Notes in Certain Circumstances—Redemption for taxation reasons,” or be repayable at the option of the holder prior to its stated maturity date.

Maturities

Unless otherwise specified in the applicable supplement, each note will mature nine months or more from its date of original issuance but will not mature more than 30 years from its date of original issuance.

Withholding Tax

Unless otherwise specified in the applicable supplement, we will pay all amounts that we are required to pay on the notes without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. If that were to occur, we will pay such additional amounts so that the net amounts received by a holder of such note, after such withholding or deduction, will equal the amounts that such holder would have received on such note if such withholding or deduction had not been required, except as described under “Description of the Notes—Payment of Additional Amounts.” For a discussion of certain tax considerations, see “Taxation.”

Currencies and Denominations	Unless otherwise specified in the applicable supplement, notes will be denominated in U.S. dollars and amounts that become due and payable under the notes will be payable in U.S. dollars.

Unless otherwise specified in the applicable supplement, the notes will be issued and sold in denominations of US$1,000 (or, in the case of notes not denominated in U.S. dollars, 1,000 units of such currency) and multiples of US$1,000 (or, in the case of notes not denominated in U.S. dollars, 1,000 units of such currency).

Listing	Unless otherwise specified in the applicable supplement, the notes will not be listed on any securities exchange.

Ratings

A prospective purchaser should verify the current long-term and short-term ratings of Westpac before purchasing notes. Ratings are not a recommendation to purchase, hold or sell notes. Ratings are based on current information furnished to the rating agencies by Westpac and information obtained by the rating agencies from other sources.

Form of Notes

Each series of notes will be issued in fully registered form and will be initially represented by one or more book-entry notes registered in the name of Cede & Co., the nominee of The Depository Trust Company, which we refer to as “DTC,” as depositary, for the accounts of its participants. Each book-entry note will be held by the Trustee as custodian for the depositary or its nominee.

Survivor’s Option

Some notes may contain a provision, which we refer to as the “survivor’s option,” permitting optional repayment of those notes prior to maturity, if requested, following the death of a beneficial owner of those notes, so long as the notes were issued at least 12 months prior to the request for repayment. The notes may not be repaid in this manner unless the applicable supplement for the notes provides for the survivor’s option. The right to exercise the survivor’s option is subject to limits set by us which may restrict the permitted dollar amount of (1) total exercises of survivor options in a year for all notes, (2) total exercises of survivor options in a year for any single beneficial owner and (3) total exercises of survivor options with respect to each series of notes.

Additional details on the survivor’s option are described under “Description of the Notes—Survivor’s Option” on page 46.

Sale and Clearance	We will sell notes in the United States only. Notes will be issued in book-entry form and clear through the facilities of DTC. We do not intend to issue notes in certificated form.

Indenture and Governing Law

The indenture and its associated documents, including the notes, contain the full legal text of the matters described in this prospectus and the supplement for the notes. The notes, the indenture and all other contractual documentation will be governed by, and construed in accordance with, the laws of the State of New York. See “Description of the Notes—Governing Law.”

Selling Group

The agents and dealers comprising the selling group are broker-dealers and securities firms. The agents listed above, including the Purchasing Agent, have entered into a Selling Agent Agreement with us dated March 2, 2011. Dealers who are members of the selling group have executed a master selected dealer agreement with the Purchasing Agent. The agents and the dealers have agreed to market and sell the notes to be sold on the InterNotes® platform in accordance with the terms of those respective agreements and all other applicable laws and regulations. You may contact the Purchasing Agent at info@incapital.com for a list of selling group members.

In addition, we may, at our option, offer to sell from time to time,

notes to agents not listed above and not through the InterNotes® platform as principal for resale or have such other agents on our behalf solicit offers to purchase notes from us as principal and receive a commission. Notes sold by us to other agents and outside of the InterNotes® platform will be substantially identical to notes sold to the agents below and through the InterNotes® platform.

If we sell notes to or through agents and dealers not a part of the selling group and not through the InterNotes® platform, we will enter into separate agreements with such agents and dealers governing the terms of sales of those notes to such agents and dealers.

Earnings to Fixed Charges Ratios	Our historical ratios of earnings to fixed charges for the periods indicated were:

	For the half-year ended March 31, (unaudited)	For the financial year ended September 30, (unaudited)
	2012	2011	2010	2009	2008	2007
	1.33	1.32	1.35	1.32	1.23	1.32

The Trustee	Wells Fargo Bank, National Association.

The Paying Agent	Wells Fargo Bank, National Association.

Risk Factors

Prospective purchasers of the notes should consider carefully all of the information set forth or incorporated by reference in this prospectus, any applicable supplement or term sheet and, in particular, the information set forth under “Risk Factors” in this prospectus and in any document incorporated by reference herein, before making an investment in the notes.

RISK FACTORS

Investing in the notes involves risks.  You should carefully consider the following risks and the other information contained or incorporated by reference in this prospectus before investing in the notes.  If any of the following risks, or the risks incorporated herein, actually occur, our business, results of operations or financial condition could be materially and adversely affected, with the result that the market value of the notes could decline and you could lose all or part of your investment.  For information about risks that may materially affect our business and results, please refer to “Risk Factors” in our 2012 U.S. Interim Profit Announcement, which is incorporated by reference in this prospectus and any additional risk factors identified in any subsequent reports we file with the SEC and incorporate by reference in this prospectus.  The risks and uncertainties described below, or incorporated herein, are not the only ones facing us or you, as holders of the notes.  Additional risks and uncertainties of which we are unaware, or that we currently deem to be immaterial, may also become important factors that affect us or you, as holders of the notes.

Risks Relating to the Notes

Because the indenture contains no limit on the amount of additional debt that we may incur, our ability to make timely payments on the notes you hold may be affected by the amount and terms of our future debt

Our ability to make timely payments on our outstanding debt may depend on the amount and terms of our other obligations, including any outstanding notes and additional debt securities we may issue.  The indenture does not contain any limitation on the amount of indebtedness that we may issue in the future.  As we issue additional notes under the indenture or incur other indebtedness, unless our earnings grow in proportion to our debt and other fixed charges, our ability to service the notes on a timely basis may become impaired.

Each series of notes will constitute a separate series of notes under the indenture

Each time we issue notes, the notes that we issue will constitute a separate series of debt securities for purposes of the indenture (unless it is specifically provided that the notes so issued will constitute a reopening of an outstanding series of notes).  This may result in adverse consequences to holders of notes if an event of default were to occur with respect to notes of a particular series but not with respect to any other series of notes.  If this were to occur, holders of notes of the series in respect of which such event of default shall have occurred may be entitled to accelerate the notes of such series while holders of notes of other series, in the absence of any event of default, will not be entitled to accelerate their notes or pursue any other remedy.  As a result, holders of notes that have been accelerated may be entitled to payment in full in respect of their claims while holders of notes of other series that have not been accelerated will not be entitled to any such payment until an event of default shall have occurred with respect to the notes of such series.

The terms of the indenture and the notes provide only limited protection against significant events that could adversely impact your investment in the notes

The indenture governing the notes does not:

•                  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•                  restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes with respect to the assets of our subsidiaries;

•                  restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•                  restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Notes subject to optional redemption may have limited potential to increase in market value

If notes are redeemable at our option, either generally or under specified circumstances, including our right to redeem notes described under “Description of the Notes—Redemption of Notes in Certain Circumstances—Redemption for taxation reasons,” this feature may limit the market value of such notes.  During any period when we may elect to redeem notes, the market value of those notes generally will not rise substantially above the price at which they can be redeemed.  This also may be true prior to any redemption period.

We may choose to redeem notes when our cost of borrowing is lower than the interest rate on those notes.  At those times, an investor generally would not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the notes being redeemed and may only be able to do so at a significantly lower rate. Our redemption right also may adversely impact your ability to sell your notes.

Provisions of the notes may be modified without your consent

The conditions of the notes contain provisions for calling meetings of holders to consider matters affecting their interests generally.  These provisions permit defined majorities to bind all holders including holders who did not attend and vote at the relevant meeting and holders who voted in a manner contrary to the majority.

We have substantial liabilities which would have a higher priority in the event of our insolvency

The notes are not bank deposits.  They are unsecured obligations of Westpac, and in the event of the winding-up of Westpac, they would rank at least equally with other unsecured obligations of Westpac (except such obligations as receive priority under the Australian Banking Act or otherwise are preferred by law) and ahead of subordinated debt and obligations to shareholders (in their capacity as such).  Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be made available to meet certain of Westpac’s liabilities in priority to all other liabilities of Westpac (including the obligations of Westpac under the notes).  In this prospectus a reference to “winding-up of Westpac” is a reference to any procedure whereby Westpac may be wound-up, dissolved, liquidated, sequestered or cease to exist as a body corporate whether brought or instigated by a holder of notes or any other person, but, in any case, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency where our obligations in relation to the outstanding notes are assumed by the successor entity to which all, or substantially all, of our property, assets and undertaking are transferred or where an arrangement with similar effect not involving a bankruptcy or insolvency is implemented.

The liabilities which have priority, by virtue of section 13A(3) of the Australian Banking Act, to the claims of holders in respect of the notes will be substantial, as such liabilities include (but are not limited to) liabilities owed to the Australian Prudential Regulation Authority, which we refer to as “APRA,” in respect of amounts payable by APRA to holders of protected accounts kept with us in connection with the financial claims scheme established under the Australian Banking Act, which we refer to as “FCS,” costs of APRA in exercising its powers and performing its functions relating to us in connection with the FCS, liabilities in Australia in relation to protected accounts kept with us, debts due to the Reserve Bank of Australia, which we refer to as “RBA,” and liabilities under certified industry support contracts.  Section 13A(3) applies in a winding-up of Westpac and other circumstances if Westpac is unable to meet its obligations or suspends payment.  A “protected account” is either (a) an account where we are required to pay the accountholder, on demand or at an agreed time, the net credit balance of the account, or (b) another account or financial product prescribed by regulation.

Therefore, in the event of our insolvency, we cannot give assurance that we will have sufficient assets to repay the notes in full or at all.  See “Description of the Notes—General—Ranking of the notes.”

An investment in the notes involves varying degrees and types of risks depending upon the structure of the note that you purchase

Fixed Rate Notes.  An investment in fixed rate notes involves the risk that subsequent changes in market interest rates may adversely affect the market value of the fixed rate notes.

Variable Rate notes with a Multiplier or other Leverage Factor.  Notes with variable interest rates can be volatile investments.  If they are structured to include multipliers or other leverage factors, or caps or floors, or any combination of those features or other similar features, their market values may be even more volatile than those for notes that do not include those features.

Inverse Floating Rate Notes.  Inverse Floating Rate Notes have an interest rate equal to a fixed rate minus a rate based upon a reference rate such as LIBOR or EURIBOR.  The market values of those notes typically are more volatile than market values of other conventional floating rate notes based on the same reference rate (and with otherwise comparable terms).  Inverse Floating Rate Notes are more volatile because an increase in the reference rate not only decreases the interest rate of those notes, but may also reflect an increase in prevailing market interest rates, which could further adversely affect the market value of those notes.

Fixed Rate/Floating Rate Notes and Floating Rate/Fixed Rate Notes.  Fixed Rate/Floating Rate Notes and Floating Rate/Fixed Rate Notes may bear interest at a rate that converts from a fixed rate to a floating rate, or from a floating rate to a fixed rate, respectively.  If a Fixed Rate/Floating Rate Note converts from a Fixed Rate Note to a Floating Rate Note, the spread on such Fixed Rate/Floating Rate Note may be less favorable than the prevailing spreads at the time of conversion on comparable Floating Rate Notes tied to the same reference rate.  In addition, the new floating rate at any time may be lower than the rates on other notes.  If a Floating Rate/Fixed Rate Note converts from a Floating Rate Note to a Fixed Rate Note, the rate payable on those Floating Rate/Fixed Rate Note may be lower than the prevailing rates at the time of conversion on our other notes.

Discount Notes.  If you purchase discount notes (including zero coupon notes), the amount payable to you upon early redemption, repayment or acceleration of such notes may be less than the principal amount (i.e., par) thereof plus accrued and unpaid interest and premium, if any.  The amount payable will be determined by the formula set forth in this prospectus or the applicable supplement.

Holders of notes will not be entitled to receive any gross up or other additional amounts if we or any other person are required to withhold amounts in connection with the Foreign Account Tax Compliance Act from any payments made in respect of the notes

Legislation incorporating provisions referred to as the Foreign Account Tax Compliance Act, which we refer to as FATCA, was passed in the United States on March 18, 2010. This description is based on guidance issued to date by the U.S. Internal Revenue Service, which we refer to as the IRS, including recently issued proposed regulations. Future guidance may affect the application of FATCA to the notes.  It is possible that, in order to comply with FATCA, we (or if the notes are held through another financial institution, such other financial institution) may be required (pursuant to an agreement with the IRS or under applicable law) (i) to request certain information from holders or beneficial owners of notes, which information may be provided to the IRS, and (ii) to withhold U.S. tax on some portion of payments made after December 31, 2016 with respect to the notes if such information is not provided or if payments are made to certain foreign financial institutions that have not entered into a similar agreement with the IRS (and are not otherwise required to comply with the FATCA regime under applicable law).  If we or any other person are required to withhold amounts under or in connection with FATCA from any payments made in respect of the notes, holders and beneficial owners of notes will not be entitled to receive any gross up or additional amounts to compensate them for such withholding.

There may not be any trading market for the notes; many factors affect the trading and market value of the notes

Upon issuance, the notes may not have an established trading market and we cannot ensure that a trading market for the notes will ever develop or be maintained if developed.  In addition to our creditworthiness, many factors affect the trading market for, and trading value of, the notes.  These factors include, but are not limited to:

•                  the complexity and volatility of the index or formula applicable to the notes (if any);

•                  the method of calculating the principal, premium and interest in respect of the notes;

•                  the time remaining to the stated maturity of the notes;

•                  the outstanding amount of the notes;

•                  any redemption features of the notes;

•                  the amount of other debt securities linked to the index or formula applicable to the notes (if any);

•                  the level, direction and volatility of market interest rates generally;

•                  investor confidence and market liquidity; and

•                  our financial condition and results of operations.

There may be a limited number of or no buyers when you decide to sell the notes.  This may affect the price you receive for such notes or the ability to sell such notes at all.  In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed.  You should not purchase the notes unless you understand and know you can bear all of the investment risks involving the notes.

Any survivor’s option may be subject to certain limitations

We have the discretionary right to limit the aggregate principal amount:

•                  of notes that can be redeemed under the survivor’s option in any calendar year to the greater of US$2,000,000 or 2% of the aggregate principal amount of all such notes as of the end of the most recent calendar year;

•                  of all outstanding notes that can be redeemed under the survivor’s option in any calendar year with respect to an authorized representative of any individual deceased beneficial owner to US$250,000; and

•                  of the notes of a series as to which exercises of any survivor’s option shall be accepted by us to an amount as set forth in the applicable notes and the applicable supplements.

Accordingly, no assurance can be given that exercise of the survivor’s option for the desired amount will be permitted in any single calendar year.

Risks relating to notes denominated or payable in or linked to a currency other than U.S. dollars

In a lawsuit for payment on foreign currency notes, an investor may bear currency exchange risk

The notes will be governed by New York law.  Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a note denominated in a currency other than U.S. dollars would be required to render the judgment in the Specified Currency (as defined herein); however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment.  Consequently, in a lawsuit for payment on a note denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a Specified Currency other than U.S. dollars.  For example, a judgment for money in an action based on a foreign currency note in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars.  The date used to determine the rate of conversion of the currency in which any particular note is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Exchange rates and exchange controls may affect amount and currency of payments

An investment in notes that are denominated or payable in a currency other than the currency in which an investor’s financial activities are primarily denominated entails significant risks that are not associated with a similar investment in a debt security denominated and payable in an investor’s principal currency.  Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the Specified Currency and an investor’s principal currency and the possibility of the imposition or modification of exchange controls by the applicable governments or monetary authorities.  Such risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply and demand for the applicable currencies.  In addition, if the formula used to determine the amount of principal, premium, if any, and interest, if any, payable with respect to such notes contains a multiplier, the effect of any change in the applicable currencies will be magnified.  In recent years, rates of exchange between currencies have been highly volatile and such volatility may continue in the future.  Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

Governments or monetary authorities have imposed from time to time, and may in the future impose or revise, exchange controls at or prior to the date on which any payment of principal or interest, if any, on a note is due, which could affect exchange rates as well as the availability of the Specified Currency on such date.  Even if there are no exchange controls, it is possible that the Specified Currency would not be available on the applicable payment date due to circumstances beyond our control.  In such cases, we will be entitled to satisfy our obligations in respect of such notes in United States dollars in the manner described under “Description of the Notes—Payment Mechanics for Notes—How we will make payments due in other currencies—When the Specified Currency is not available.”

Changes in currency exchange rates can be volatile and unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future.  Fluctuations in currency exchange rates could adversely affect an investment in a note denominated in, or whose value is otherwise linked to, a Specified Currency other than U.S. dollars.  Depreciation of the Specified Currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the note, including the principal payable at maturity or settlement value payable upon exercise.  That in turn could cause the market value of the note to fall.  Depreciation of the Specified Currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Non-U.S. dollar notes may permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency

Notes payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the notes comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment.  These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets.  If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “Description of the Notes—Payment Mechanics for Notes—How we will make payments due in other currencies—When the Specified Currency is not available.”  A determination of this kind may be based on limited information and would involve significant discretion on the part of our exchange rate agent.  As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero.  In addition, a government may impose extraordinary taxes on transfers of a currency.  If that happens, we will be entitled to deduct these taxes from any payment on notes payable in that currency.

We will not adjust non-U.S. dollar notes to compensate for changes in currency exchange rates

Except as otherwise provided in this prospectus or in the applicable supplement, we will not make any adjustment or change in the terms of a non-U.S. dollar note in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency.  Consequently, investors in non-U.S. dollar notes will bear the risk that their investment may be adversely affected by these types of events.

Information about exchange rates may not be indicative of future performance

If we issue a non-U.S. dollar note, we may include in the applicable supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies.  Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.  That rate will likely differ from the exchange rate used under the terms that apply to a particular note.  All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable supplement that any determination requires our approval.  In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Risks relating to Indexed Notes

Indexed Notes may have risks not associated with a conventional debt security

If you invest in notes indexed to one or more interest rates, currency or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate note.  These risks include fluctuation of the particular indices or formulas and the possibility that you will receive a lower amount of principal, premium or interest and at different times than you expected.  It is also possible that you will not receive any principal, premium or interest.  We have no control over a number of matters, including economic, financial and political events, which are important in determining the existence, magnitude and longevity of these risks and their results.  In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified.  In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future.  However, past experience is not necessarily indicative of what may occur in the future.  We will describe certain U.S. federal and Australian income tax considerations relating to the purchase of a particular Indexed Note in the applicable supplement.  If you propose to invest in Indexed Notes, you should independently evaluate the U.S. federal, Australian and other income tax considerations relating to purchasing an Indexed Note that apply in your particular circumstances.

Investors in Indexed Notes could lose their investment

The amount of principal and/or interest payable on an Indexed Note and the cash value or physical settlement value of a physically settled note will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items.  We refer to each of these as an “index.”  The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an Indexed Note and the cash value or physical settlement value of a physically settled note.  The terms of a particular Indexed Note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate.  An Indexed Note generally will not provide for any guaranteed minimum settlement value.  Thus, if you purchase an Indexed Note, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The issuer of a security or currency that serves as an index could take actions that may adversely affect an Indexed Note

The issuer of a security that serves as an index or part of an index for an Indexed Note will have no involvement in the offer and sale of the Indexed Note and no obligations to the holder of the Indexed Note.  The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder.  Any of these actions could adversely affect the value of a note indexed to that security or to an index of which that security is a component.

If the index for an Indexed Note includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the Indexed Note and no obligations to the holder of the Indexed Note.  That government may take actions that could adversely affect the value of the note.

An Indexed Note may be linked to a volatile index, which could hurt your investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time.  The amount of principal or interest that can be expected to become payable on an Indexed Note may vary substantially from time to time.  Because the amounts payable with respect to an Indexed Note are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the Indexed Note may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets.  Any of these events or activities could adversely affect the value of an Indexed Note.

An index to which a note is linked could be changed or become unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures.  The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated.  For example, there can be no assurance that the United States Bureau of Labor Statistics will not change the method by which it calculates the CPI. An alteration may result in a decrease in the value of or return on an Indexed Note that is linked to the index.  The indices for our Indexed Notes may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular series of Indexed Notes.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based.  If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular series of Indexed Notes may allow us to delay determining the amount payable as principal or interest on the Indexed Notes of such series or we may use an alternative method to determine the value of the unavailable index.  Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index.  However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce.  If we use an alternative method of valuation for a note linked to an index of this kind, the value of the note, or the rate of return on it, may be lower than it otherwise would be.

Some Indexed Notes may be linked to indices that are not commonly used or that have been developed only recently.  The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an Indexed Note of this kind.  In addition, trading in these indices or their underlying securities, commodities or currencies or other instruments or measures, or options or futures contracts on these securities, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related Indexed Notes or the rates of returns on them.

We may engage in hedging activities that could adversely affect an Indexed Note

In order to hedge an exposure on a particular series of Indexed Notes, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that series of notes, or derivative instruments, such as swaps, options or futures, on the index or any of its component items.  By engaging in transactions of this kind, we could adversely affect the value of an Indexed Note.  It is possible that we could achieve substantial returns from our hedging transactions while the value of the Indexed Note may decline.

Information about indices may not be indicative of future performance

If we issue an Indexed Note, we may include historical information about the relevant index in the applicable supplement.  Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We may have conflicts of interest regarding an Indexed Note

We and our affiliates and the Agents and their affiliates may have conflicts of interest with respect to some Indexed Notes.  We and our affiliates and the Agents and their affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in Indexed Notes and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items.  These trading activities could adversely affect the value of Indexed Notes.  We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more Indexed Notes.  By introducing competing products into the marketplace in this manner, we could adversely affect the value of an Indexed Note.

One of our affiliates may serve as calculation agent for the Indexed Notes and may have certain discretion in calculating the amounts payable in respect of the notes.  To the extent that one of our affiliates calculates or compiles a particular index, it may also have certain discretion in performing the calculation or compilation of the index.  Exercising discretion in this manner could adversely affect the value of an Indexed Note based on the index or the rate of return on the note.

USE OF PROCEEDS

Unless otherwise specified in the applicable supplement, we will use the net proceeds from the sale of the notes pursuant to this prospectus for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges (unaudited) for the periods indicated.

	For the half-year ended March 31,	For the financial year ended September 30,
For period ended	2012	2011	2010	2009	2008	2007
	(unaudited, in A$ millions except ratios)
Profit before income tax	4,328	8,514	8,038	6,096	5,219	5,148
Add fixed charges	12,853	26,270	22,470	18,945	21,958	15,849
Less minority interest in subsidiaries that have not incurred fixed charges	(34)	(68)	(66)	(71)	(73)	(67)
Earnings before tax and fixed charges	17,147	34,716	30,442	24,970	27,104	20,930
Interest expense	12,763	26,102	22,309	18,800	21,859	15,762
Portion of rent estimated to represent interest expense	90	168	161	145	99	87
Fixed charges	12,853	26,270	22,470	18,945	21,958	15,849
Ratio of earnings to fixed charges	1.33	1.32	1.35	1.32	1.23	1.32

DESCRIPTION OF THE NOTES

You should carefully review the information in this prospectus.  As you read this section, please remember that the supplement for each offering of notes will contain the specific information and, to the extent different from or supplemental to those contained herein, the terms and conditions for that offering.  As such, you should carefully review the information contained in the supplement.  The supplement may also add to, update, change, supplement or clarify information contained in this prospectus.  It is important for you to consider the information contained in this prospectus, the applicable supplement, the indenture and the notes, including, if applicable, the global master note, in making your investment decision.

This section describes some technical concepts and uses some capitalized terms not defined in this prospectus.  You should refer to the indenture and the form of global note filed as exhibits to the registration statement to which this prospectus relates for the full description of those concepts and complete definitions of these terms.

This section is only a summary

The indenture and its associated documents, including the notes and the applicable supplement, contain the full legal text of the matters described in this section.  The indenture and the notes will be governed by New York law.  See “Where You Can Find More Information” for information on how to obtain a copy of the indenture.

This section and the applicable supplement summarize the material terms of the indenture and each series of notes.  They do not, however, describe every aspect of the indenture and each series of notes.  For example, under “Description of the Notes,” we use terms that have been given special meaning in the indenture, but we describe the meaning of only the more important of these terms.

The notes will be issued under the indenture

The notes will be issued under and governed by an indenture between Westpac, as issuer of the notes, and Wells Fargo Bank, National Association, which will initially act as trustee, registrar, transfer agent, calculation agent and paying agent, which we refer to as the “Trustee.”  The Trustee performs administrative duties for us such as sending you interest payments and notices.  See “—Concerning the Trustee” below for more information about the Trustee.  The indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

The Paying Agent, Registrar, Transfer Agent and Calculation Agent may establish reasonable procedures not inconsistent with the indenture for the performance of their functions.

We may issue other series of debt securities

The indenture permits us to issue different series of notes in such principal amounts, at such times and on such terms as we wish from time to time.  The notes of each series may differ from other series in their terms.

Amounts that we may issue

The indenture does not limit the aggregate principal amount of notes that we may issue, nor does it limit the number of series or the aggregate amount of any particular series that we may issue.  Also, if we issue notes of a series in a particular offering, we may “reopen” that offering at any later time and offer additional notes of that series and offer additional tranches of that series.

The indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities.  Also, we are not subject to financial or similar restrictions by the terms of the notes or the indenture.

General

Ranking of the notes

Unless otherwise specified in the applicable supplement, the notes will be our direct, unconditional, unsubordinated and unsecured obligations and will rank equally among themselves and at least equally with all of our other unsubordinated and unsecured obligations from time to time outstanding (except such obligations as are preferred by law, including, but not limited to, sections 13A(3) and 16(2) of the Australian Banking Act and section 86 of the Reserve Bank Act 1959 of Australia, which we refer to as the “RBA Act”).

The notes will be effectively subordinated to any of our present and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness.  The notes will also be subordinated to the liabilities and commitments of any of our subsidiaries unless the terms of that indebtedness provide otherwise.

The notes are not protected accounts (as defined below) or deposit liabilities of Westpac for the purpose of the Australian Banking Act or any other purpose and are not insured or guaranteed by (1) the Commonwealth of Australia or any governmental agency of Australia, (2) the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States or (3) any other government or governmental agency.

Section 13A(3) of the Australian Banking Act provides that if an ADI, of which Westpac is one, becomes unable to meet its obligations or suspends payment, the assets of the ADI in Australia are to be available to satisfy, in priority to all other liabilities of the ADI, including the notes:

•                                          first, certain obligations of the ADI to APRA (if any) arising under Division 2AA of Part II of the Australian Banking Act in respect of amounts payable by APRA to holders of protected accounts in connection with the FCS;

•                                          second, APRA’s costs (if any) in exercising its powers and performing its functions relating to the ADI in connection with the FCS;

•                                          third, the ADI’s liabilities (if any) in Australia in relation to protected accounts that account-holders keep with the ADI;

•                                          fourth, the ADI’s debts (if any) to the RBA; and

•                                          fifth, the ADI’s liabilities (if any) under an industry support contract that is certified under Section 11CB of the Australian Banking Act.

A ‘‘protected account’’ is either (a) an account where the ADI is required to pay the accountholder, on demand or at an agreed time, the net credit balance of the account, or (b) another account or financial product prescribed by regulation.

Under section 16(2) of the Australian Banking Act, certain other debts of the ADI due to APRA shall in a winding-up of an ADI have, subject to section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of that ADI.  Further, section 86 of the RBA Act provides that in a winding-up of an ADI, debts due by the ADI to the RBA shall, subject to section 13A(3) of the Australian Banking Act, have priority over all other debts of the ADI.

Maturity

Each note will mature nine months or more from its date of original issuance on the last scheduled interest payment date; provided that such maturity shall not exceed 30 years after the date of original issuance, unless specified in the applicable supplement.

Listing

Unless otherwise specified in the applicable supplement, the notes will not be listed on any securities exchange or quoted on any quotation system.

Interest

Each interest bearing note will bear interest from its date of issue at the rate per annum, in the case of notes that bear interest at fixed rates, or pursuant to the interest rate formula, in the case of notes that bear interest at floating rates, in each case as specified in the applicable supplement, until the principal thereof is paid or made available for payment.  We will make interest payments in respect of the notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be, each of which we refer to as an “interest period.”

Interest on each interest bearing note will be payable in arrears on each interest payment date and on the maturity date.  Interest payable on any interest payment date will be payable to the registered holder at the close of business on the record date (as defined below), except that interest, if any, due at maturity will be paid to the person to whom the principal of the note is paid.  Unless otherwise specified in the applicable supplement, the first payment of interest on each note originally issued between a record date (as defined below) and the related interest payment date will be made on the interest payment date immediately following the next succeeding record date to the registered holder on the next succeeding record date.  Unless otherwise specified in the applicable supplement, the “record date” will be the day that is fifteen (15) calendar days preceding the applicable interest payment date, whether or not a business day.

Currency of notes

Amounts that become due and payable on your note in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in the applicable supplement.  We refer to this currency, composite currency, basket of currencies or currency unit or units as the “Specified Currency.”  The Specified Currency for the notes will be U.S. dollars, unless the applicable supplement states otherwise.

Some notes may have different Specified Currencies for principal, premium and interest.  You will have to pay for your notes by delivering the requisite amount of the Specified Currency for the principal to any of the Agents that we name in the applicable supplement, unless other arrangements have been made between you and us or you and any such Agents.  We will make payments on your notes in the Specified Currency, except as described below under “—Payment Mechanics for Notes.”

Types of notes

We may issue any of the following types of notes and any other types of notes that may be described in a supplement hereto:

Fixed Rate Notes

A note of this type, which we refer to as a “Fixed Rate Note,” will bear interest at a fixed rate described in the applicable supplement.  This type includes Zero Coupon Notes, which, unless otherwise specified in the applicable supplement, bear no interest and are instead issued at a price lower than the principal amount.  See “—Types of notes—Discount Notes” below for more information about Zero Coupon Notes and other Discount Notes.

Each Fixed Rate Note, except any Zero Coupon Note, will bear interest from its issue date or from the most recent date to which interest on the note has been paid or made available for payment.  Interest will accrue on the principal of a Fixed Rate Note at the fixed yearly rate stated in the applicable supplement, until the principal is paid or made available for payment or the note is converted or exchanged.  Each payment of interest due on an interest payment date or the maturity date will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the maturity date, as the case may be.  We will compute interest on Fixed Rate Notes on the basis of a 360-day year of twelve 30-day months or, if specified in the applicable supplement, on the basis of a 365-day year.  We will pay interest on each interest payment date and at the maturity date as described below under “—Payment Mechanics for Notes.”

Floating Rate Notes

A note of this type, which we refer to as a “Floating Rate Note,” will bear interest at rates that are determined by reference to an interest rate formula.  In some cases, the rates may also be adjusted by adding or subtracting a Spread or multiplying by a Spread Multiplier and may be subject to a minimum rate or a maximum rate.  The various interest rate formulas and these other features are described below under “—Interest Rates—Floating Rate Notes.”  If your note is a Floating Rate Note, the formula and any adjustments that apply to the interest rate will be specified in the applicable supplement.

Each Floating Rate Note will bear interest from its issue date or from and including the most recent date to which interest on the note has been paid or made available for payment.  Interest will accrue on the principal of a Floating Rate Note at the yearly rate determined according to the interest rate formula stated in the applicable supplement, until the principal is paid or made available for payment or the note is converted or exchanged.  We will pay interest on each interest payment date and at the maturity date as described below under “—Payment Mechanics for Notes.”

Indexed Notes

A note of this type, which we refer to as an “Indexed Note,” provides that the principal amount payable at its maturity date, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•                  one or more securities of one or more issuers;

•                  one or more currencies;

•                  one or more commodities;

•                  any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance; and/or

•                  indices or baskets of any of these items.

If you are a holder of an Indexed Note, you may receive a principal amount at the maturity date that is greater than or less than the face amount of your note depending upon the value of the applicable referenced item at the maturity date.  That value may fluctuate over time.

An Indexed Note may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above.  An Indexed Note may also provide that the form of settlement may be determined at our option or at the holder’s option.  Some Indexed Notes may be convertible, exercisable or exchangeable, at our option or the holder’s option, into or for securities of an issuer other than us.

If you purchase an Indexed Note, the applicable supplement will include information about the relevant referenced item, about how amounts that are to become payable will be determined by reference to the price or value of that referenced item and about the terms on which the Indexed Note may be settled physically or in cash.  No holder of an Indexed Note will, as such, have any rights of a holder of the property referenced in the note or deliverable upon settlement, including any right to receive payment thereunder.  The applicable supplement will also identify the Calculation Agent that will calculate the amounts payable with respect to the Indexed Note and may exercise certain discretion in doing so.

Amortizing Notes

A note of this type, which we refer to as an “Amortizing Note,” may be a Fixed Rate Note, a Floating Rate Note or an Indexed Note.  The amount of principal of and interest payable on an Amortizing Note will be paid in installments over the term of such Amortizing Note.  Unless otherwise specified in the applicable supplement, interest on an Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months.  Payment with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof.  Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable supplement, including a table setting forth repayment information for such Amortizing Notes.

Discount Notes

A note of this type, which we refer to as a “Discount Note,” may be a Fixed Rate Note, a Floating Rate Note or an Indexed Note.  A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable.  A Discount Note may be a Zero Coupon Note.  A Discount Note may, for U.S. federal income tax purposes, be considered to be issued with original issue discount, regardless of the amount payable upon redemption or acceleration of maturity.  See “Taxation—United States Federal Income Tax Considerations—Interest and Original Issue Discount.”

Information in the supplement

The applicable supplement for each series of notes will describe one or more of the following terms of such notes:

•                  the series of the notes and any limit upon the aggregate principal amount of any series;

•                  the stated maturity;

•                  the Specified Currency or Currencies for principal, premium and interest, if not U.S. dollars;

•                  the price at which we originally issue the notes, expressed as a percentage of the principal amount, and the issue date of the notes;

•                  whether the notes are Fixed Rate Notes, Floating Rate Notes, Indexed Notes, Amortizing Notes or Discount Notes (which may be Zero Coupon Notes), or any combination of the foregoing;

•                  if the notes are Fixed Rate Notes, the yearly rate at which the notes will bear interest, if any, and the interest payment dates, if different from those stated below under “—Interest Rates—Fixed Rate Notes,” and the conditions, if any, under which such notes may convert into or be exchangeable for Floating Rate Notes;

•                  if the notes are Floating Rate Notes, the interest rate basis, which may be one of the 12 Base Rates described under “—Interest Rates—Floating Rate Notes” below; any applicable index maturity, Spread or Spread Multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the Calculation Agent, all of which we describe below under “—Interest Rates—Floating Rate Notes,” and the conditions, if any, under which such notes may convert into or be exchangeable for Fixed Rate Notes;

•                  if the notes are Indexed Notes, the principal amount, if any, we will pay on the notes at the maturity date, the amount of interest, if any, we will pay on the notes on an interest payment date or the formula we will use to calculate these amounts, if any, and whether the notes will be convertible, exercisable or exchangeable into or for securities of an issuer other than Westpac;

•                  if the notes are Amortizing Notes, the terms for repayment prior to the stated maturity date;

•                  if the notes are Discount Notes, the yield to maturity;

•                  whether the survivor’s option applies under the notes;

•                  any special U.S. federal or Australian income tax considerations relating to the purchase, ownership and disposition of a particular issuance of notes;

•                  if applicable, the circumstances under which the notes may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•                  the authorized denominations, if other than denominations of US$1,000 and multiples of US$1,000 in excess thereof;

•                  the Depositary (as defined herein) for the notes, if other than DTC;

•                  the name of each agent or dealer, if applicable;

•                  the price of the notes to the agents or dealers, if applicable;

•                  the discount or commission to be received by the underwriters, agents or dealers, if applicable;

•                  the net proceeds to be received by Westpac;

•                  the names and duties of any co-agents, Depositaries, Paying Agents, transfer agents, exchange agents or registrars for your note; and

•                  any other terms of the notes, which could be different from the provisions of the indenture and those described in this prospectus.

Form of notes

We will issue each series or tranche of notes in fully-registered form and in book-entry form only.  Unless otherwise specified in the applicable supplement, notes in book-entry form will be represented by a single global master security, registered in the name of a Depositary, which will be the holder of all the notes represented by the global master security.  Those who own beneficial interests in a note issued in book-entry and registered form, which we refer to as a “Global Note,” will do so through participants in the Depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the Depositary and its participants.

Unless we specify otherwise in the applicable supplement, the notes will be issued and sold in denominations of US$1,000 and multiples of US$1,000 in excess thereof.

Interest Rates

This subsection describes the different kinds of interest rates that may apply to your note, if it bears interest.

Fixed Rate Notes

Unless we specify otherwise in the applicable supplement, interest on a Fixed Rate Note will be payable monthly, quarterly, semi-annually or annually on the date or dates specified below and at the maturity date.  Any payment of principal, premium and interest for any Fixed Rate Note required to be made on an interest payment date that is not a business day (as defined below) will be made on the next succeeding business day, and no interest will accrue on that payment for the period from and after the interest payment date to the date of that payment on the next succeeding business day.  For each Fixed Rate Note that bears interest, interest will accrue, and we will compute and pay accrued interest, as described under “—Types of notes—Fixed Rate Notes” above and “—Payment Mechanics for Notes” below.

Interest on the Fixed Rate Notes will be paid as follows:

Interest Payment Frequency	Interest Payment Dates

Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.

Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the note was issued.

Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the note was issued.

Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the note was issued.

Floating Rate Notes

In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated.  These terms appear in bold, italicized type the first time they appear, and we define these terms at the end of this subsection under “—Special Rate Calculation Terms.”

For each Floating Rate Note, interest will accrue, and we will compute and pay accrued interest, as described above under “—Types of notes—Floating Rate Notes” and below “—Payment Mechanics for Notes.”  In addition, the following will apply to Floating Rate Notes.

Base Rates

We currently expect to issue Floating Rate Notes that bear interest at rates based on one or more of the following “Base Rates:”

•                  Commercial Paper Rate;

•                  Prime Rate;

•                  LIBOR;

•                  EURIBOR;

•                  Treasury Rate;

•                  CMT Rate;

•                  the Constant Maturity Swap Rate;

•                  the CPI Adjustment Rate;

•                  CD Rate;

•                  Federal Funds Rate;

•                  Eleventh District Cost of Funds Rate; or

•                  Australian Bank Bill Rate.

We describe each of the Base Rates in further detail below in this subsection.

The applicable supplement for each series of Floating Rate Notes will specify the type of Base Rate that applies to those notes.  We may issue Floating Rate Notes that bear interest at floating rates based on a base rate or interest rate formula other than a Base Rate as may be specified in the applicable supplement.

Unless otherwise specified in the applicable supplement, each Floating Rate Note will be issued as described below.  The applicable supplement will specify certain terms with respect to each Floating Rate Note being delivered, including:

•                  whether such Floating Rate Note is a “Regular Floating Rate Note,” a “Floating Rate/Fixed Rate Note,” a “Fixed Rate/Floating Rate Note” or an “Inverse Floating Rate Note:”

•                  the Floating Rate Commencement Date (as defined below) or the Fixed Rate Commencement Date (as defined below), if applicable;

•                  the fixed interest rate, if applicable;

•                  the Base Rate;

•                  the initial interest rate, if any;

•                  the initial Interest Reset Date;

•                  the interest reset period and interest reset dates;

•                  the record dates;

•                  the Index Maturity;

•                  the maximum interest rate and/or minimum interest rate, if any; and

•                  the Spread and/or Spread Multiplier, if any, as such terms are defined below.

If the applicable Base Rate is LIBOR or the CMT Rate, the applicable supplement will also specify the Designated LIBOR Currency or Reuters Page FRBCMT or Reuters Page FEDCMT, respectively.

The interest rate borne by the Floating Rate Notes will be determined as follows:

Regular Floating Rate Notes

Unless such Floating Rate Note is designated as a “Floating Rate/Fixed Rate Note,” a “Fixed Rate/Floating Rate Note” or an “Inverse Floating Rate Note” or as having an addendum attached or having “other/additional provisions” apply, in each case relating to a different interest rate formula, such Floating Rate Note will be designated as a “Regular Floating Rate Note” and, except as described below or as specified in the applicable supplement, will bear interest at the rate determined by reference to the applicable Base Rate:

(a) plus or minus the applicable Spread, if any, and/or

(b) multiplied by the applicable Spread Multiplier, if any, each as specified in the applicable supplement.

Commencing on the first Interest Reset Date (as defined below) occurring after the issue date, which we refer to as the “Initial Interest Reset Date,” the rate at which interest on such Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the issue date to, but excluding, the Initial Interest Reset Date will be the initial interest rate.

Floating Rate/Fixed Rate Notes

If such Floating Rate Note is designated as a “Floating Rate/Fixed Rate Note,” then, except as described below or as specified in the applicable supplement, such Floating Rate Note will bear interest at the rate determined by reference to the applicable Base Rate:

(a) plus or minus the applicable Spread, if any, and/or

(b) multiplied by the applicable Spread Multiplier, if any, each as specified in the applicable supplement.

Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that:

(x) the interest rate in effect for the period, if any, from the issue date to but excluding the Initial Interest Reset Date will be the initial interest rate, and

(y) the interest rate in effect for the period commencing on the date specified in the applicable supplement, which we refer to as the “Fixed Rate Commencement Date,” to, but excluding, the maturity date will be the fixed interest rate, if such rate is specified in the applicable supplement or, if no such fixed interest rate is specified, the interest rate in effect thereon on the business day immediately preceding the Fixed Rate Commencement Date.

Fixed Rate/Floating Rate Notes

If such Floating Rate Note is designated as a “Fixed Rate/Floating Rate Note,” then, except as described below or as specified in the applicable supplement, such Floating Rate Note will bear interest at the fixed rate specified in such note and any supplement from the issue date to but excluding the date specified in the applicable supplement, which we refer to as the “Floating Rate Commencement Date,” and the interest rate in effect for the period commencing on such Floating Rate Commencement Date will be the rate determined by reference to the applicable Base Rate:

(a) plus or minus the applicable Spread, if any, and/or

(b) multiplied by the applicable Spread Multiplier, if any, each as specified in such note or applicable supplement.

Commencing on the first Interest Reset Date after such Floating Rate Commencement Date, the rate at which interest on such Fixed Rate/Floating Rate Note will be payable will be reset as of each Interest Reset Date.

Inverse Floating Rate Notes

If such Floating Rate Note is designated as an “Inverse Floating Rate Note,” then, except as described below or as specified in the applicable supplement, such Floating Rate Note will bear interest at the applicable fixed interest rate minus the rate determined by reference to the applicable Base Rate:

(a) plus or minus the applicable Spread, if any, and/or

(b) multiplied by the applicable Spread Multiplier, if any, each as specified in the applicable supplement; provided, however, that, unless otherwise specified in the applicable supplement, the interest rate thereon will not be less than zero.

Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the issue date to, but excluding, the Initial Interest Reset Date will be the initial interest rate.

Initial Base Rate.  For any Floating Rate Note, the Base Rate in effect from the issue date to the first Interest Reset Date will be the Initial Base Rate.  We will specify the Initial Base Rate in the applicable supplement.

Spread or Spread Multiplier.  In some cases, the Base Rate for a Floating Rate Note may be adjusted:

•                  by adding or subtracting a specified number of basis points, called the “Spread,” with one basis point being 0.01%; or

•                  by multiplying the Base Rate by a specified percentage, called the “Spread Multiplier.”

The applicable supplement for each series of Floating Rate Notes will specify whether a Spread or Spread Multiplier will apply to those notes and, if so, the amount of the Spread or Spread Multiplier.

Maximum and Minimum Rates.  The actual interest rate, after being adjusted by the Spread or Spread Multiplier, may also be subject to either or both of the following limits:

•                  a maximum rate—i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

•                  a minimum rate—i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

The applicable supplement for each series of Floating Rate Notes will specify whether a maximum rate and/or minimum rate will apply to those notes and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. federal law of general application.  Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than US$250,000 is 16% and for any loan in the amount of US$250,000 or more but less than US$2,500,000 is 25% per year on a simple interest basis.  These limits do not apply to loans of US$2,500,000 or more.

The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a Floating Rate Note.

Interest Reset Dates.  The rate of interest on a Floating Rate Note will reset daily, weekly, monthly, quarterly, semi-annually, annually or at some other interval specified in the applicable supplement.  The date on which the interest rate resets and the reset rate becomes effective is called the Interest Reset Date.  Except as otherwise specified in the applicable supplement, the Interest Reset Date will be as follows:

•                  for Floating Rate Notes that reset daily, each business day;

•                  for Floating Rate Notes that reset weekly and are not Treasury Rate Notes, the Wednesday of each week;

•                  for Treasury Rate Notes that reset weekly, the Tuesday of each week, except as otherwise described in the next to last paragraph under “—Interest Rates—Base Rates—Interest Determination Dates” below;

•                  for Floating Rate Notes that reset monthly and are not Eleventh District Cost of Funds Rate Notes, the third Wednesday of each month;

•                  for Eleventh District Cost of Fund Rate Notes that reset monthly, the first calendar day of each month;

•                  for Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•                  for Floating Rate Notes that reset semi-annually, the third Wednesday of each of two months of each year as specified in the applicable supplement; and

•                  for Floating Rate Notes that reset annually, the third Wednesday of one month of each year as specified in the applicable supplement.

If a Floating Rate Note is designated as a “Floating Rate/Fixed Rate Note,” the interest rate thereon will not reset after the applicable Fixed Rate Commencement Date.

For a Floating Rate Note, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest Interest Reset Date that occurs on or before that day.  There are several exceptions, however, to the reset provisions described above.

The Base Rate in effect from the issue date to the first Interest Reset Date will be the Initial Base Rate.  For Floating Rate Notes that reset daily or weekly, the Base Rate in effect for each day following the second business day before an interest payment date to, but excluding, that interest payment date, and, in the case of the maturity date, for each day following the second business day before the maturity date to, but excluding, the maturity date, will be the Base Rate in effect on that second business day.

If any Interest Reset Date for a Floating Rate Note would otherwise be a day that is not a business day, the Interest Reset Date will be postponed to the next day that is a business day.  For a LIBOR or a EURIBOR Note, however, if that business day is in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding business day.

Interest Determination Dates.  The interest rate that takes effect on an Interest Reset Date will be determined by the Calculation Agent by reference to a particular date called an Interest Determination Date.  Except as otherwise specified in the applicable supplement:

•                  For all Floating Rate Notes other than Federal Funds Rate Notes, CPI Adjustment Rate Notes, Eleventh District Cost of Funds Rate Notes, LIBOR Notes, EURIBOR Notes, Treasury Rate Notes and Australian Bank Bill Rate Notes, the Interest Determination Date relating to a particular Interest Reset Date will be the second business day before the Interest Reset Date.

•                  For all CPI Adjustment Rate Notes, the Interest Determination Date relating to a particular Interest Reset Date will be the fifth business day preceding that Interest Reset Date.

•                  For Eleventh District Cost of Funds Rate Notes, the Interest Determination Date relating to a particular Interest Reset Date will be the last working day in the first calendar month preceding that Interest Reset Date, on which the FHLB of San Francisco publishes the Index (as defined below).  We refer to an Interest Determination Date for an Eleventh District Cost of Funds Rate Note as an Eleventh District Cost of Funds Rate Note Interest Determination Date.

•                  For LIBOR Notes, the Interest Determination Date relating to a particular Interest Reset Date will be the second London business day preceding the Interest Reset Date, unless the Designated LIBOR Currency is pounds sterling, in which case the Interest Determination Date will be the Interest Reset Date.  We refer to an Interest Determination Date for a LIBOR Note as a LIBOR Interest Determination Date.

•                  For EURIBOR Notes, the Interest Determination Date relating to a particular Interest Reset Date will be the second euro business day preceding the Interest Reset Date.  We refer to an Interest Determination Date for a EURIBOR Note as a EURIBOR Interest Determination Date.

•                  For Treasury Rate Notes, the Interest Determination Date relating to a particular Interest Reset Date, which we refer to as a “Treasury Interest Determination Date,” will be the day of the week in which the Interest Reset Date falls on which Treasury Bills (as defined below) would normally be auctioned (Treasury Bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday), provided that, if, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury Interest Determination Date relating to the Interest Reset Date occurring in the next succeeding week, and provided further, that if the auction is held on a day that would otherwise be an Interest Reset Date, then the Interest Reset Date will instead be the first business day following the auction date.

•                  For Australian Bank Bill Rate Notes and Federal Funds Rate Notes, the Interest Determination Date will be the same day as the Interest Reset Date.

The “Interest Determination Date” pertaining to a Floating Rate Note, the interest rate of which is determined by reference to two or more Base Rates, will be the most recent business day which is at least two business days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Base Rate is determinable.  Each Base Rate will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

Interest Calculation Dates.  As described above, the interest rate that takes effect on a particular Interest Reset Date will be determined by reference to the corresponding Interest Determination Date.  Except for LIBOR Notes, EURIBOR Notes and Australian Bank Bill Rate Notes, however, the calculation of the amount of interest payable will actually be made on a day no later than the corresponding Interest Calculation Date.  The Interest Calculation Date will be the earlier of the following:

•                  the tenth calendar day after the Interest Determination Date or, if that tenth calendar day is not a business day, the next succeeding business day; and

•                  the business day immediately preceding the interest payment date or the maturity date, whichever is the day on which the next payment of interest will be due,

provided that, for notes, the applicable interest rate of which resets daily, the Interest Calculation Date will be the business day immediately preceding the interest payment date or the maturity date, whichever is the day on which the next payment of interest will be due.

The Calculation Agent need not wait until the relevant Interest Calculation Date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

Interest Payment Dates.  The interest payment dates for a Floating Rate Note will depend on when the interest rate is reset as described above and, except as specified in the applicable supplement, will be payable on the following date or dates:

•                  for Floating Rate Notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable supplement;

•                  for Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•                  for Floating Rate Notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable supplement; or

•                  for Floating Rate Notes that reset annually, the third Wednesday of the month specified in the applicable supplement.

Regardless of these rules, if a note is originally issued after the Regular Record Date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date.  We have defined the term “Regular Record Date” below under “—Payment Mechanics for Notes.”

If any interest payment date other than the maturity date for any Floating Rate Note would otherwise be a day that is not a business day, that interest payment date will be postponed to the next succeeding business day, except that in the case of a LIBOR Note or a EURIBOR Note where that business day falls in the next succeeding calendar month, that interest payment date will be the immediately preceding business day.  If the maturity date of a Floating Rate Note falls on a day that is not a business day, the required payment of principal, premium and interest will be made on the next succeeding business day as if made on the date that payment was due, and no interest will accrue on that payment for the period from and after the maturity date to the date of that payment on the next succeeding business day.

Calculation of Interest.  Calculations relating to Floating Rate Notes will be made by the “Calculation Agent,” an institution that we appoint as our agent for this purpose.  That institution may include any affiliate of ours.  We have initially appointed Wells Fargo Bank, National Association as our Calculation Agent for any Floating Rate Notes.  The supplement for a particular Floating Rate Note will name the institution that we have appointed to act as the Calculation Agent for that note as of its issue date, if other than Wells Fargo Bank, National Association.  We may appoint a different institution to serve as Calculation Agent from time to time after the issue date of your note without your consent.  We will provide notice, or cause notice to be provided, to the holders of notes in the event a new Calculation Agent is appointed.

For each Floating Rate Note, the Calculation Agent will determine, on the corresponding interest calculation or determination date, the interest rate that takes effect on each Interest Reset Date.  In addition, the Calculation Agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the issue date, or the last date to which interest has been paid or made available for payment, to but excluding the next payment date.  For each interest period, the Calculation Agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the Floating Rate Note by an accrued interest factor for the interest period.  This factor will equal the sum of the interest factors calculated for each day during the interest period.  Unless otherwise specified in the applicable supplement, the interest factor for each day will be calculated by dividing the interest rate, expressed as a decimal, applicable to that day by the following:

•                  360, in the case of Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, Constant Maturity Swap Rate Notes, CPI Adjustment Rate Notes, Eleventh District Cost of Funds Rate Notes, EURIBOR Notes, CD Rate Notes and Federal Funds Rate Notes; or

•                  the actual number of days in the year, in the case of Treasury Rate Notes, CMT Rate Notes and Australian Bank Bill Rate Notes.

Unless otherwise specified in the applicable supplement, the interest factor for Floating Rate Notes whose interest rate is calculated by reference to two or more Base Rates will be calculated for each interest period in the same manner as if only one of the applicable Base Rates applied as specified in the applicable supplement.

Upon the written request of the holder of any Floating Rate Note, the Calculation Agent will provide for that note the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date.  The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error, and will be made without any liability on the part of the Calculation Agent.

All percentages resulting from any calculation relating to a note, except for CPI Adjustment Rate Notes, will be rounded upward or downward, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths or more of a percentage point rounded upward, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655).  All amounts used in or resulting from any calculation relating to a Floating Rate Note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the Base Rate that applies to a Floating Rate Note during a particular interest period, the Calculation Agent may obtain rate quotes from various banks or dealers active in the relevant market.  Those reference banks and dealers may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant Floating Rate Notes and its affiliates, and they may include one of our affiliates.

Commercial Paper Rate Notes

Commercial Paper Rate Notes will bear interest at a Base Rate equal to the Commercial Paper Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable supplement.

Unless otherwise specified in the applicable supplement, the Commercial Paper Rate will be determined as of the applicable Interest Determination Date, which we refer to as a “Commercial Paper Rate Interest Determination Date,” and will be the Money Market Yield on the Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable supplement as published in H.15(519) under the heading “Commercial Paper-Financial” or, if such rate is not so published by 3:00 P.M., New York City time, on the related Interest Determination Date, the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having such Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper-Financial.”  If neither of such rates is published by 3:00 P.M., New York City time, on such Interest Determination Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date, of three leading dealers in U.S. dollar commercial paper in The City of New York selected by the Calculation Agent (after consultation with us) for commercial paper having the Index Maturity specified in the applicable supplement placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if fewer than the three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate with respect to the applicable Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

Prime Rate Notes

Prime Rate Notes will bear interest at a Base Rate equal to the Prime Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable supplement.

Unless otherwise specified in the applicable supplement, the Prime Rate will be determined on each Interest Determination Date for a Prime Rate Note, which we refer to as a “Prime Rate Interest Determination Date,” and will be the rate set forth for such Prime Rate Interest Determination Date in H.15(519) under the heading “Bank Prime Loan,” or, if not published by 3:00 P.M., New York City time, on the related Interest Determination Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”  In the event that such rate is not published prior to 3:00 P.M., New York City time, on the related Interest Determination Date, then the Prime Rate with respect to such Prime Rate Interest Determination Date will be the arithmetic mean, as determined by the Calculation Agent, of the rates of interest publicly announced by each bank that appears on such Prime Rate Interest Determination Date on Reuters Page US PRIME 1 as such bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date.  If fewer than four such rates appear on Reuters Page US PRIME 1 on such Prime Rate Interest Determination Date, the Prime Rate with respect to such Prime Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent (after consultation with us); provided, however, that if fewer than the three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate with respect to the applicable Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

LIBOR Notes

LIBOR Notes will bear interest at a Base Rate equal to LIBOR, as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable supplement for any series of LIBOR Notes.  LIBOR shall be determined by the Calculation Agent as of the applicable LIBOR Interest Determination Date in accordance with the following provisions:

(i)                                     LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable supplement that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date.  If no such rate so appears, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

(ii)                                  With respect to a LIBOR Interest Determination Date on which no such rate so appears on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with us), to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time.  If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (after consultation with us) for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if fewer than the three banks so selected by the Calculation Agent are quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

EURIBOR Notes

EURIBOR Notes will bear interest at a Base Rate equal to EURIBOR as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable supplement for any series of EURIBOR Notes.  EURIBOR means:

(i)                                     the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing such rate, having the Index Maturity specified in the applicable supplement, commencing on the applicable Interest Reset Date, as that rate appears on Reuters (or any successor service), which we refer to as “Reuters,” on page EURIBOR01 (or any other page as may replace such page on such service), which we refer to as “Reuters Page EURIBOR01,” as of 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date;

(ii)                                  if the rate referred to in clause (i) does not appear on Reuters Page EURIBOR01, or is not so published by 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date, the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal euro-zone offices of four major banks in the euro-zone interbank market, in the European interbank market, to provide the Calculation Agent with its offered quotation for deposits in euros for the period of the Index Maturity designated in the applicable supplement, commencing on the applicable Interest Reset Date, to prime banks in the euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date and in a principal amount in euros that is representative for a single transaction in euros in such market at such time;

(iii)                               if fewer than two quotations referred to in clause (ii) are so provided, the rate on the applicable EURIBOR Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date by four major banks in the euro-zone for loans in euros to leading European banks, having the Index Maturity designated in the applicable supplement, commencing on the applicable Interest Reset Date and in a principal amount in euros that is representative for a single transaction in euros in such market at such time; or

(iv)                              if fewer than the four banks so selected by the Calculation Agent are quoting as mentioned in clause (iii), EURIBOR in effect on the applicable EURIBOR Interest Determination Date.

Treasury Rate Notes

Treasury Rate Notes will bear interest at a Base Rate equal to the Treasury Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable supplement for any series of Treasury Rate Notes.

The Treasury Rate shall be determined as of the applicable Interest Determination Date, which we refer to as a “Treasury Rate Interest Determination Date,” as the rate from the auction held on such Treasury Rate Interest Determination Date, which we refer to as the “Auction,” of direct obligations of the United States, which we refer to as “Treasury Bills,” having the Index Maturity specified in the applicable supplement under the caption “INVEST RATE” on the display on the Reuters Page designated as USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published by 3:00 P.M., New York City time, on the related Interest Determination Date, the Bond Equivalent Yield of the auction rates for the related Interest Determination Date and for such Treasury Bills as announced by the United States Department of the Treasury by 3:00 P.M., New York City time, on the related Treasury Rate Interest Determination Date.  In the event that the auction rate of Treasury Bills having the Index Maturity specified in the applicable supplement is not so announced by the United States Department of the Treasury by 3:00 P.M., New York City time, on the related Treasury Rate Interest Determination Date, or if no Auction is held for the relevant week, then the Treasury Rate will be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having such Index Maturity, as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related Interest Determination Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”  If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent (after consultation with us), for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable supplement; provided, however, that if fewer than the three dealers so selected by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

CMT Rate Notes

CMT Rate Notes will bear interest at a Base Rate equal to the CMT Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable supplement for any series of CMT Rate Notes.

Unless otherwise specified in the applicable supplement, “CMT Rate” means, with respect to any Interest Determination Date relating to a note for which the interest rate is determined with reference to the CMT Rate, which we refer to as a “CMT Rate Interest Determination Date”:

(i)                                     if “Reuters Page FRBCMT” is the Designated CMT Reuters Page in the applicable supplement, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable supplement as set forth in H.15(519) under the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FRBCMT (or any other page as may replace such page on such service), which we refer to as “Reuters Page FRBCMT,” for such CMT Rate Interest Determination Date.  If such rate does not appear on Reuters Page FRBCMT by 3:00 P.M., New York City time, on the related CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above and for such CMT Rate Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities.”  If such rate does not appear in H.15(519) by 3:00 P.M., New York City time, on the related CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519).  If neither the Board of Governors of the Federal Reserve System nor the United States Department of the Treasury publishes a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified above for such CMT Rate Interest Determination Date by 3:00 P.M., New York City time, on the related CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in The City of New York, each of which we refer to as a “Reference Dealer,” selected by the Calculation Agent (after consultation with us) (from five Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.  If fewer than five such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be determined as provided in the second succeeding paragraph; or

(ii)                                  if “Reuters Page FEDCMT” is the Designated CMT Reuters Page in the applicable supplement, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service), which we refer to as “Reuters Page FEDCMT,” for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.  If such rate does not appear on Reuters Page FEDCMT by 3:00 P.M., New York City time, on the related CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as applicable, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in H.15(519) opposite the caption “Treasury Constant Maturities.”  If such rate does not appear in H.15(519) by 3:00 P.M., New York City time, on the related CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519).  If neither the Board of Governors of the Federal Reserve System nor the United States Department of the Treasury publishes a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified above for such CMT Rate Interest Determination Date by 3:00 P.M., New York City time, on the related CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent (after consultation with us) (from five Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.  If fewer than five such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be determined as provided in the next succeeding paragraph.

If fewer than five but more than two secondary market bid prices are provided as requested in either of the preceding clauses (i) and (ii), the CMT Rate on such CMT Rate Interest Determination Date shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated.  If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent (after consultation with us) (from five Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity longer than the Index Maturity specified above, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.  If fewer than five but more than two prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.  If two United States Treasury securities with an original maturity greater than the Index Maturity specified above have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

Constant Maturity Swap Rate Notes

Constant Maturity Swap Rate Notes will bear interest at a Base Rate equal to the Constant Maturity Swap Rate, which we refer to as “CMS,” as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable supplement for any series of Constant Maturity Swap Rate Notes.  Unless otherwise specified in the applicable supplement, Constant Maturity Swap Rate means:

(i)                                     with respect to each Interest Determination Date, the mid-market U.S. dollar fixed rate for a floating rate interest rate swap transaction with a term equal to the Index Maturity, as it appears on the Reuters Page designated as ISDAFIX1, under the caption “USD 11am Fix” on such Interest Determination Date; or

(ii)                                  if, as of such Interest Determination Date, the above rate does not appear, such page is not available or, if in the reasonable opinion of the Calculation Agent, the method of calculating such rate has been changed in a material way, the Calculation Agent after consultation with Westpac will request the principal New York City office of five leading dealers (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the notes and their affiliates) to provide quotations for such rate using the mid-market rate at approximately 11:00 A.M., New York City time, on such date.  If five quotations are provided, CMS will be the arithmetic mean of the three quotations remaining after eliminating the highest (or, in the event of equality, one of the highest) and lowest (or, in the event of equality, one of the lowest) quotations; or

(iii)                               if at least three, but fewer than five, quotations are provided, CMS will be the arithmetic mean of the quotations obtained; or

(iv)                              if fewer than three quotations are provided, CMS will be the CMS in effect on the particular Interest Determination Date; provided that if no CMS is then in effect, the interest rate commencing on the next Interest Reset Date will be the initial interest rate.

CPI Adjustment Rate Notes

CPI Adjustment Rate Notes will bear interest at a Base Rate equal to the CPI Adjustment Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable supplement for any series of CPI Adjustment Rate Notes.  The CPI Adjustment Rate will be based on the percentage change in the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, which we refer to as the “CPI,” published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor, which we refer to as “BLS,” and will be calculated as described below, unless otherwise specified in the applicable supplement.  The CPI Adjustment Rate may be a positive or negative rate in any interest payment period.  The CPI is a measure of the average levels in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors and dentists services, and drugs.  User fees (such as for water and sewer service) and sales and excise taxes paid by the consumer are included in determining consumer prices.  Income taxes and investment items such as stocks, bonds and life insurance are not included.  The CPI includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force.  In calculating the CPI, price levels for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States.  The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the BLS to take into account changes in consumer expenditure patterns.  The CPI is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0.  The base reference period for the notes is the 1982-1984 average.

The BLS has made technical and methodological changes to the CPI, and is likely to continue to do so.  Examples of recent methodological changes include:

•                  the use of regression models to adjust for improvements in the quality of various goods (televisions, personal computers, etc.);

•                  the introduction of geometric averages to account for consumer substitution within the consumer price index categories; and

•                  changing the housing/shelter formula to increase rental equivalence estimation.

Similar changes in the future could affect the level of the CPI and alter the interest payable on the CPI Adjustment Rate Notes.

Computation of Interest

Calculation of the CPI Adjustment Rate:

Unless otherwise specified in the applicable supplement, the CPI Adjustment Rate is determined as of each Interest Determination Date using the following formula:

(CPIt-CPIt-12)/CPIt-12 where:

CPIt is the Current Index Level of CPI, as published on Bloomberg CPURNSA; and

CPIt-12 is the Index Level of CPI for the month 12 months prior to the CPIt.

Unless otherwise specified in the applicable supplement, all percentages resulting from any calculation on CPI Adjustment Rate Notes are rounded to the nearest one hundredth of a percentage point, with five one-thousandths of a percentage point rounded upwards.

The CPI:

CPIt for each Interest Payment Date is the CPI for the second calendar month prior to the applicable Interest Determination Date, as published and reported in the calendar month immediately prior to such Interest Determination Date.

Calculation of Interest Rate on notes with an interest rate based on CPI:

Unless otherwise specified in the applicable supplement, the CPI Adjustment Rate determined on an Interest Determination Date will be used to calculate the interest rate effective on the next Interest Reset Date.  For all periods on and after the initial Interest Reset Date, the interest rate is equal to the CPI Adjustment Rate as adjusted by the Spread or Spread Multiplier, if any.  The Spread and/or the Spread Multiplier shall be set forth in the applicable supplement.  The resulting interest rate is credited under the note, unless a higher Minimum Rate or a lower Maximum Rate is also specified in the supplement.  The Spread Multiplier may be less than 100%.  The Spread can be negative.

Determination of the CPI:

If the CPI is not reported on Bloomberg CPURNSA for a particular month by 3:00 PM on an Interest Determination Date, but has otherwise been published by the BLS, the Calculation Agent will determine the CPI as published by the BLS for such month using such other source as on its face, and after consultation with Westpac, appears to accurately set forth the CPI as published by the BLS.

If the CPI has not been discontinued but has not been reported on Bloomberg CPURNSA or published by BLS for a particular month by 3:00 PM on an Interest Determination Date, CPI for such date shall be the CPI for the immediately preceding Interest Determination Date.

If, while the notes are outstanding, the CPI is discontinued or, if in the opinion of the BLS, as evidenced by a public release, and if concurred with by us, substantially altered, the applicable substitute index for the CPI Adjustment Rate Notes will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997).  If no such securities are outstanding, the substitute index for the CPI Adjustment Rate Notes will be determined by the Calculation Agent in consultation with Westpac in accordance with general market practice at the time, provided that the procedure for determining the resulting interest rate is administratively acceptable to the Calculation Agent.

In calculating CPIt and CPIt-12 the Calculation Agent will use the most recently available value of the Current Index Level of the CPI for any month, determined as described above on the applicable Interest Determination Date, even if such value has been adjusted from a prior reported value for the relevant month.

However, if a value of CPIt and CPIt-12 used by the Calculation Agent on any Interest Determination Date to determine the interest rate on the CPI Adjustment Rate Notes, which we refer to as an “Initial CPI,” is subsequently revised by the BLS, the Calculation Agent will continue to use the Initial CPI, and the interest rate determined will not be revised.  If the CPI is rebased to a different year or period, the base reference period for the CPI Adjustment Rate Notes will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published.

CD Rate Notes

CD Rate Notes will bear interest at a Base Rate equal to the CD Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable supplement for any series of CD Rate Notes.

Unless otherwise specified in the applicable supplement, the CD Rate will be determined on each Interest Determination Date for a note bearing interest at the CD Rate, which we refer to as a “CD Rate Interest Determination Date,” and will be the rate on such CD Rate Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified in the applicable supplement as published by the Board of Governors of the Federal Reserve System in H.15(519), under the heading “CDs (Secondary Market),” or, if such rate is not so published by 3:00 P.M., New York City time, on the related Interest Determination Date, the CD Rate will be the rate on such CD Rate Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified in the applicable supplement as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market).”  If none of such rates is published by 3:00 P.M., New York City time, on such Interest Determination Date, then the CD Rate with respect to such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with us) for negotiable U.S. dollar certificates of deposit of major United States money center banks for negotiable U.S. dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if fewer than the three dealers so selected by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

Federal Funds Rate Notes

Federal Funds Rate Notes will bear interest at a Base Rate equal to the Federal Funds Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable supplement for any series of Federal Funds Rate Notes.

Unless otherwise specified in the applicable supplement, the Federal Funds Rate for any Interest Determination Date for a note bearing interest at the Federal Funds Rate, which we refer to as a “Federal Funds Rate Interest Determination Date,” will be the rate for U.S. dollar federal funds as published in H.15(519) under the heading “Federal Funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page that may replace such page on such service), which we refer to as “Reuters Page FEDFUNDS1,” under the heading “EFFECT” for the business day immediately preceding such Federal Funds Rate Interest Determination Date or, if not displayed by 3:00 P.M., New York City time, on such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate for the business day immediately preceding such Federal Funds Rate Interest Determination Date for U.S. dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal Funds (Effective).”  If the Federal Funds Rate for the business day immediately preceding such Federal Funds Rate Interest Determination Date does not appear on Reuters Page FEDFUNDS1 or is not published in H.15 (519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the business day immediately preceding such Federal Funds Rate Interest Determination Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by each of three leading dealers in federal funds transactions in The City of New York selected by the Calculation Agent (after consultation with us), as of 9:00

A.M., New York City time, for the business day immediately preceding such Federal Funds Rate Interest Determination Date; provided, however, that if fewer than the three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate determined for such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on the immediately preceding Federal Funds Rate Interest Determination Date.

Eleventh District Cost of Funds Rate Notes

Eleventh District Cost of Funds Rate Notes will bear interest at a Base Rate equal to the Eleventh District Cost of Funds Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable supplement for any series of Eleventh District Cost of Funds Rate Notes.

The Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date, which we refer to as an “Eleventh District Cost of Funds Rate Interest Determination Date,” as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption “11th Dist COFI:” on the display on Reuters on page COFI/ARMS (or any other page as may replace such page on such service), which we refer to as “Reuters Page COFI/ARMS,” as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date.  If such rate does not appear on Reuters Page COFI/ARMS on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced, which we refer to as the “Index,” by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date.  If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

Australian Bank Bill Rate Notes

Australian Bank Bill Rate Notes will bear interest at a Base Rate equal to the Australian BBSW Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable supplement for any series of Australian Bank Bill Rate Notes.

Unless otherwise specified in the applicable supplement, the Australian Bank Bill Rate will be the rate quoted on Reuters Page BBSW on the relevant Interest Determination Date.  If the Australian Bank Bill Rate cannot be determined in this manner, the following procedures will apply.

•                  If the rate does not appear on Reuters Page BBSW at approximately 10:15 A.M., Sydney time, on the relevant Interest Determination Date, unless the calculation is made earlier and the rate is available from that source at that time, then the Australian Bank Bill Rate for that Interest Determination Date will be determined by the Calculation Agent by taking the mean buying and selling rates for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on Reuters Page BBSW) having a tenor of the Index Maturity specified in the applicable supplement, quoted at approximately 10:15 A.M., Sydney time, on the relevant Interest Determination Date by five major financial institutions in the Australian market authorized to quote on Reuters Page BBSW selected by the Calculation Agent (after consultation with us) on application by the Calculation Agent, eliminating the highest and the lowest quoted rates and taking the arithmetic mean of the remaining quoted rates and then, if necessary, rounding the resulting figure upwards to four decimal places.

•                  If fewer than the five financial institutions so selected by the Calculation Agent are quoting as described above, the Australian Bank Bill Rate in effect for the new interest period will be the

Australian Bank Bill Rate in effect for the prior interest period.  If the Initial Base Rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Special Rate Calculation Terms

Under “—Interest Rates,” we use several terms that have special meanings relevant to calculating floating interest rates.  We define these terms as follows:

The term “Bond Equivalent Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

where

•                  “D” means the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

•                  “N” means 365 or 366, as the case may be; and

•                  “M” means the actual number of days in the applicable interest reset period.

The term “business day” means, for any note, unless otherwise specified in the applicable supplement, a day that meets all the following applicable requirements:

•                  for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York or Sydney, Australia generally are authorized or obligated by law, regulation or executive order to close;

•                  if the note is a LIBOR Note, is also a London business day;

•                  if the note has a Specified Currency other than U.S. dollars or euros, is also a day on which banking institutions in the Principal Financial Center of the country issuing such Specified Currency generally are not authorized or obligated by law, regulation or executive order to close;

•                  if the note is a EURIBOR Note or has a Specified Currency of euros, or is a LIBOR Note for which the Designated LIBOR Currency is euros, is also a euro business day; and

•                  solely with respect to any payment or other action to be made or taken at any place of payment designated by Westpac outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such place of payment generally are authorized or obligated by law, regulation or executive order to close.

The term “Designated CMT Reuters Page” means the Reuters Page specified in the applicable supplement that displays “Treasury Constant Maturities” as reported in H.15(519).  If no Reuters Page is so specified, then the applicable page will be Reuters Page FEDCMT.  If Reuters Page FEDCMT applies but the applicable supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term “Designated LIBOR Currency” means the currency specified in the applicable supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable supplement, U.S. dollars.

The term “Designated LIBOR Page” means the display on the Reuters 3000 Xtra Service (or any successor service) on the “LIBOR01” page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency or such other page as may be specified in the applicable supplement.

The term “euro business day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System, or any successor system, is open for business.

The term “euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

The term “FHLB of San Francisco” means the Federal Home Loan Bank of San Francisco.

The term “H.15(519)” means the weekly statistical release entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

The term “H.15 Daily Update” means the daily update of H.15(519) available through the website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update/, or any successor site or publication.

The term “Index Maturity” means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable supplement.

The term “London business day” means any day on which dealings in the Designated LIBOR Currency are transacted in the London interbank market.

The term “Money Market Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

where

•                  “D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

•                  “M” means the actual number of days in the relevant interest reset period.

The term “Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency in the applicable supplement (which in the case of those countries whose currencies were replaced by the euro, will be Brussels, Belgium) or (ii) the capital city of the country to which the Specified Currency, if applicable, relates, except, in each case, with respect to U.S. dollars, euros, Australian dollars, Canadian dollars, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, London (solely in the case of the relevant Designated LIBOR Currency), Sydney, Toronto, Auckland, Johannesburg and Zurich, respectively.

The term “Reuters Page” means the display on the Reuters 3000 Xtra Service, or any successor service, on the page or pages specified in this prospectus or the applicable supplement, or any replacement page or pages on that service.

The term “Reuters Page BBSW” means the display on the Reuters Page designated as “BBSW” or any replacement page or pages on which quotations for Australian bank accepted bills of exchange are displayed.

The term “Reuters Page US PRIME 1” means the display on the Reuters Page designated as “US PRIME 1” (or any replacement page or pages on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

If, when the terms Designated CMT Reuters Page, Designated LIBOR Page, H.15 Daily Update or Reuters Page BBSW are used, it refers to a particular heading or headings on any of those pages, these references include any successor or replacement heading or headings as determined by the Calculation Agent.

Payment of Additional Amounts

Unless the applicable supplement provides otherwise, we will pay all amounts that we are required to pay on the notes without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law.  If that were to occur, we will pay such additional amounts, which we refer to as “additional amounts,” so that the net amounts received by a holder of such note, after such withholding or deduction, will equal the amounts that such holder would have received on such note if such withholding or deduction had not been required; provided that no additional amounts shall be payable for or on account of:

•                  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of such note was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with Australia or any political subdivision or taxing authority thereof or therein other than merely holding such note, or receiving payments under such note;

•                  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of such note presented such note for payment in Australia, unless the holder was required to present such note for payment and it could not have been presented for payment anywhere else;

•                  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of such note presented such note for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the holder would have been entitled to the additional amounts on presenting such note for payment on any day during that 30 day period;

•                  any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

•                  any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

•                  any tax, duty, assessment or other governmental charge that would not have been imposed if the holder or beneficial owner of such note complied with our request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the holder or beneficial owner of such note to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

•                  any tax, duty, assessment or other governmental charge that would not have been imposed but for the holder or beneficial owner of such note being our Offshore Associate (as defined below) (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered managed investment scheme under the Australian Corporations Act);

•                  any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Income Tax Assessment Act 1936 of Australia, as amended, which we refer to as the “Australian Tax Act,” (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the holder or beneficial owner of such note is a party to or participated in a scheme to avoid such tax which we were not a party to;

•                  any, tax, duty, assessment or other governmental charge that is imposed pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive, or any agreement entered into by a Member State of the European Union with (A) any other state or (B) any relevant, dependent or associated territory of any Member State of the European Union providing for measures equivalent to, or the same as those provided for by such Directive; or

•                  any combination of the foregoing.

“Offshore Associate” means an associate of us that is either a non-Australian resident that does not acquire the notes in carrying on a business at or through a permanent establishment in Australia, or an Australian resident that acquires the notes in carrying on a business at or through a permanent establishment outside Australia.  The term “associate” for purposes of Section 128F of the Australian Tax Act includes:

•                  a person or entity which holds a majority of the voting shares of, or otherwise controls, us;

•                  an entity in which a majority of the voting shares are held by, or which is otherwise controlled by, us;

•                  a trustee of a trust where we are capable of benefiting (whether directly or indirectly) under that trust; and

•                  a person or entity who is an “associate” of another person or company which is an “associate” of us under any of the foregoing.

Additional amounts will also not be paid with respect to any payment on any note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of Australia or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settlor of that fiduciary or a member of that partnership or a beneficial owner, in each case, who would not have been entitled to those additional amounts had it been the actual holder of such note.

Upon the consolidation into, merger with or sale of substantially all of the assets of Westpac to any other entity that is organized under the laws of a country other than Australia or a political subdivision of a country other than Australia, references above to “Australia” will be treated as references to both Australia and the country in which such entity is organized or resident (or deemed resident for tax purposes).

We, and any other person to or through which any payment with respect to the notes may be made, will be entitled to withhold or deduct from any payment with respect to the notes amounts required to be withheld or deducted under or in connection with FATCA or an agreement entered into with the IRS in connection with FATCA, and holders of notes and beneficial owners of notes will not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction. For additional information, see “Risk Factors—Holders of notes will not be entitled to receive any gross up or other additional amounts if we or any other person are required to withhold amounts in connection with the Foreign Account Tax Compliance Act from any payments made in respect of the notes.”

Whenever we refer in this prospectus or any supplement, in any context, to the payment of the principal of, or any premium or interest on, any note or the net proceeds received on the sale or exchange of any note, we mean to include the payment of additional amounts to the extent that, in that context, additional amounts are, were or would be payable.

Redemption of Notes in Certain Circumstances

Redemption at our option

In addition to being redeemable at our option for taxation reasons, as described below, if specified in the applicable supplement, the notes of any series shall be redeemable, in whole or in part, at our option, at such time or times or upon the occurrence or satisfaction of such other conditions as shall be specified in the applicable supplement.  Unless the applicable supplement provides otherwise, if the notes of any series are redeemable at our option, we may redeem the notes of such series, in whole or in part, upon not less than 30 nor more than 60 days’ notice.  If we choose to redeem the notes of a series in part, the Trustee will select the notes that will be redeemed by such method as it determines to be fair and appropriate and in accordance with the procedures of DTC.  We will mail the notice of redemption to the holders of notes of such series to their last addresses appearing on the register of the notes of such series.  Unless otherwise specified in the applicable supplement, the redemption price for redeeming such notes will be equal to 100% of the principal amount of the notes to be redeemed plus accrued interest to but excluding the date of redemption.  However, if any notes that will be redeemed are outstanding Discount Notes, such notes can be redeemed at the redemption price calculated in accordance with the terms thereof, which will be described in the applicable supplement.

Redemption for taxation reasons

We may at our option, redeem all, but not less than all, of the notes of a series:

(a) if there is a change in or any amendment to the laws or regulations:

(i) of Australia, or any political subdivision or taxing authority thereof or therein, or

(ii) in the event of the assumption of our obligations by an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia, of Australia or the country in which such entity is organized or resident or deemed resident for tax purposes or any political subdivision or taxing authority thereof or therein, or

(b) if there is a change in any application or interpretation of those laws or regulations,

which change or amendment becomes effective

(X) with respect to taxes imposed by Australia or any political subdivision or taxing authority thereof or therein, on or after the date we originally issued the notes to be redeemed, or

(Y) in the event of the assumption of our obligations by an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia, with respect to taxes imposed by such non-Australian jurisdiction, on or after the date of the transaction resulting in such assumption, and, in each case, as a result of such change or amendment (1) we are or will become obligated to pay any additional amounts on such notes as described under “—Payment of Additional Amounts” (provided that we deliver to the Trustee for such notes an opinion of independent legal advisors of recognized standing to the effect that we are or will become obligated to pay such additional amounts on such notes as a result of such change or amendment) or (2) we would not be entitled to claim a deduction in respect of (A) any payments of interest or additional amounts or (B) any orginal issue discount on such notes in computing our taxation liabilities.

Before we can redeem any notes, we must give the holders of those notes at least 30 days’ written notice and not more than 60 days’ written notice of our intention to redeem those notes, provided that if the earliest date on which (i) we will be obligated to pay any additional amounts, or (ii) we will lose deductibility in respect of any payments on the notes in computing taxation liabilities, will occur earlier than 45 days after the relevant change or amendment to the applicable laws, regulations, determinations or guidelines, we may give less than 30 days’ written notice provided we give such notice as soon as practicable in all the circumstances.

The redemption price for redeeming such notes will be equal to 100% of the principal amount of such notes plus accrued but unpaid interest to but excluding the date of redemption.  However, if any notes that will be redeemed are outstanding Discount Notes, such notes can be redeemed at the redemption price calculated in accordance with the terms thereof, which will be described in the applicable supplement.

If, however, within 60 days of the event causing us to become liable to pay additional amounts on any notes, we can avoid our obligation to pay additional amounts on such notes by filing a form, making an election or taking some similar reasonable measure, that in our sole judgment will not be adverse to us and will involve no material cost to us, we will pursue that measure instead of redeeming such notes.

Survivor’s Option

The “survivor’s option” is a provision in a note pursuant to which we agree to repay that note, if requested by the authorized representative of the note’s beneficial owner, following the death of the beneficial owner of the note.  The survivor’s option with respect to a note may not be exercised until 12 full months after the issue date of such note.  The applicable supplement will state whether the survivor’s option applies to the note.

If the survivor’s option applies, on the valid exercise of the survivor’s option and the proper tender of notes for repayment, we will repay that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased owner’s beneficial interest, plus accrued and unpaid interest to, but excluding, the date of repayment subject to the limitations set forth below.

To be valid, the survivor’s option must be exercised by the person with authority to act on behalf of the deceased beneficial owner (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner) under the laws of the appropriate jurisdiction.  A beneficial owner of a note is a person who has the right, immediately prior to such person’s death, to receive the proceeds from the disposition of that note, as well as the right to receive payments on that note.

The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with such deceased owner’s spouse, will be deemed the death of a beneficial owner of that note and the entire principal amount of the note so held will be subject to repayment by us upon valid request.  However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased owner’s spouse will be deemed the death of a beneficial owner only with respect to such deceased person’s ownership interest in the note.

The death of a person who was a lifetime beneficiary of a trust holding a beneficial interest in a note will be treated as the death of the beneficial owner of that note to the extent of that person’s interest in the trust.  The death of a person who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust holding a beneficial interest in a note will be treated as the death of the beneficial owner of that note.  The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust holding a beneficial interest in a note will be treated as the death of the beneficial owner of that note only with respect to the deceased person’s beneficial interest in that note, unless a husband and wife are the tenants in common, in which case the death of either will be treated as the death of the owner of that note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of a beneficial owner of that note for purposes of the survivor’s option, regardless of whether that beneficial owner was the registered holder of that note, if that beneficial ownership interest can be established to the satisfaction of the Trustee and Westpac.  A beneficial ownership interest is deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and lifetime custodial and trust arrangements.

We have the discretionary right to limit (i) the aggregate principal amount of all outstanding notes entitled to the benefit of the survivor’s option the tender of which may be accepted by us in any calendar year to an amount equal to the greater of US$2,000,000 or 2% of the aggregate principal amount of all notes outstanding as of the end of the most recent calendar year or such greater amount as determined in accordance with the notes and set forth in the applicable supplements, (ii) the aggregate principal amount of all outstanding notes entitled to the benefit of the survivor’s option the tender of which may be accepted by us in any calendar year with respect to an authorized representative of any individual deceased beneficial owner to US$250,000 in any calendar year or such other greater amount as determined in accordance with the notes and set forth in the applicable supplements and (iii) the aggregate principal amount of notes of a series entitled to the benefit of a survivor’s option, the tender of which may be accepted by us as set forth in the applicable notes and the applicable supplement.

In addition, the exercise of the survivor’s option will not be permitted for a principal amount less than the minimum authorized denomination of the notes to be redeemed or if such exercise will result in a note with an outstanding principal amount of less than the minimum authorized denomination applicable thereto.  We shall, in our sole discretion, determine all questions regarding the eligibility or validity of any exercise of the survivor’s option.  Such determination is final and binding on all noteholders and other related parties.

An otherwise valid election to exercise the survivor’s option may not be withdrawn.  Subject to the above limitations, each election to exercise the survivor’s option is accepted in the order received by the Trustee.  Notes accepted for repayment through the exercise of the survivor’s option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of acceptance.  For example, if the acceptance date of a note tendered pursuant to a valid exercise of the survivor’s option is December 1, 2011 and the interest on that note is paid monthly, we would normally, at our option, repay that note on the interest payment date occurring on January 15, 2012 because the December 15, 2011 interest payment date would occur less than 20 days from the date of acceptance.  Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described above is deemed tendered in the following calendar year in the order in which all such notes were originally tendered.  If a note tendered through a valid exercise of the survivor’s option is not accepted or if repayment is to be delayed, the Trustee will deliver a notice by first-class mail to DTC that states the reason that the note has not been accepted for repayment or why repayment is to be delayed.

With respect to book-entry notes, DTC, as depositary, or its nominee, is treated as the owner of the notes and will be the only entity that can exercise the survivor’s option for such notes.  To obtain repayment through exercise of the survivor’s option for a note, the deceased beneficial owner’s authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

•                  a written instruction to such broker or other entity to notify DTC of the authorized representative’s desire to obtain repayment through the exercise of the survivor’s option;

•                  appropriate evidence satisfactory to the Trustee and us (i) that the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was acquired by the deceased beneficial owner at least six months prior to the request for repayment, (ii) of the date of the beneficial owner’s death, and (iii) that the representative has authority to act on behalf of the beneficial owner;

•                  if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate or letter satisfactory to the Trustee and us from the nominee attesting to the deceased’s beneficial ownership of such note;

•                  a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•                  if applicable, a properly executed assignment or endorsement;

•                  tax waivers and any other instruments or documents that the Trustee and we reasonably require in order to establish the validity of the beneficial ownership of the notes and the claimant’s entitlement to payment; and

•                  any additional information the Trustee or we require to evidence satisfaction of any conditions to the exercise of the survivor’s option or to document beneficial ownership or authority to make the election and cause the repayment of the note.

In turn, the broker or other entity will deliver each of these items to the direct participant holding the beneficial interest on behalf of the deceased beneficial owner, together with the required evidence from the broker or other entity stating that it represents the deceased beneficial owner.  Such direct participant shall deliver such items, through the facilities of DTC, to the Trustee.  If we and the Trustee determine that the requisite documentation and information has been received and all other conditions described in this prospectus and in the applicable supplement are satisfied, we shall make payment of the applicable amount to the direct participant through DTC.

Such direct participant will be responsible for disbursing payments received from the depositary to the representative.  See “Book Entry System.” Forms for the exercise of the survivor’s option may be obtained from the Trustee at its office located at:  45 Broadway, 14th Floor, New York, New York, 10006.

Open Market Purchases

Westpac or any of its affiliates may at any time purchase notes in the open market or otherwise at any price.  We may also purchase notes otherwise tendered for repayment by a holder or tendered by a holder’s duly authorized representative through exercise of the survivor’s option described above.  If we purchase the notes in this manner, we have the discretion to either hold, resell or surrender the notes to the Trustee for cancellation.

Mergers and Similar Transactions

The indenture provides that Westpac may not merge or consolidate with or into any other corporation or other entity or sell, convey or transfer all or substantially all of Westpac’s assets, unless:

•                  Westpac is the surviving entity following such merger or consolidation; or

•                  the entity formed by such consolidation or into which Westpac is merged or which acquires Westpac’s assets expressly assumes by supplemental indenture all of Westpac’s obligations under the notes and the indenture; and

•                  immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

•                  Westpac shall have delivered to the Trustee an officer’s certificate and an opinion of counsel each stating that such transaction complies with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Upon any such consolidation, merger or sale where Westpac is not the surviving entity, the successor corporation formed by such consolidation or into which Westpac is merged or to which such sale is made shall succeed to and be substituted for Westpac under the indenture and the notes and all such obligations of Westpac shall terminate.

Satisfaction and Discharge

The indenture provides that when, among other things, all notes of a series not previously delivered to the Trustee for cancellation:

•                  have become due and payable;

•                  will become due and payable at their stated maturity within one year; or

•                  are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in Westpac’s name and at Westpac’s expense, and Westpac irrevocably deposits, or causes to be deposited with the Trustee, money or United States government obligations (with respect to notes denominated in U.S. dollars) or foreign government obligations (with respect to notes denominated in the same foreign currency) or a combination thereof, as trust funds, in an amount sufficient to pay and discharge the entire indebtedness on such notes not previously delivered to the Trustee for cancellation, for the principal, and premium, if any, and unpaid interest to the date of the deposit or to the stated maturity or redemption date, as the case may be (and Westpac shall have paid all other sums due under the indenture and provided the officer’s certificates and opinions of counsel described in the indenture), then the indenture will cease to be of further effect, and Westpac will be deemed to have satisfied and discharged the indenture.  Any government obligations deposited with the Trustee to satisfy and discharge the indebtedness under a series of notes must be scheduled to mature prior to the maturity or redemption date of such notes.  The Trustee shall have the right (but not the obligation) to engage, at our expense, a nationally recognized firm of independent public accountants to deliver to the Trustee an opinion expressed in a written certification, or other evidence satisfactory to the Trustee, as to the sufficiency of deposits made by us in connection with the satisfaction and discharge of any series of notes.

Defeasance of Notes

Unless we indicate otherwise in the applicable supplement, the provisions for full defeasance and covenant defeasance described below apply to the notes.  In general, we expect these provisions to apply to each note that has a Specified Currency of U.S. dollars and is not a Floating Rate or Indexed Note.

Full defeasance

We can release ourselves from any payment or other obligations on a series of notes, which we refer to as “full defeasance,” if we implement the following arrangements for holders of such notes:

•                  we must irrevocably deposit in trust as collateral for the benefit of all direct holders of the notes of such series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash, in the written opinion of a nationally recognized firm of independent public accountants (which will be delivered to the defeasance trustee), to make interest, principal and any other payments on the notes of such series on their various due dates;

•                  we must deliver to the defeasance trustee, who may be the Trustee, a legal opinion of counsel to the effect that, based on a ruling by the U.S. Internal Revenue Service or a change in applicable U.S. federal income tax law since the date of issuance of the notes of such series, the holders of the outstanding notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and full defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and full defeasance had not occurred;

•                  no Event of Default with respect to such series of notes or event which with notice or lapse of time or both would become an Event of Default with respect to such series of notes will have occurred and be continuing on the date the deposit in trust described above is made;

•                  the full defeasance must not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument to which we are a party or by which we are bound;

•                  we must deliver to the Trustee and the defeasance trustee a certificate and an opinion of counsel stating that all conditions precedent to full defeasance have been satisfied;

•                  the full defeasance must not result in the trust described above constituting an investment company as defined in the Investment Company Act of 1940, as amended, or the trust must be qualified under that Act or exempt from regulation thereunder; and

•                  we must deliver to the defeasance trustee a certificate to the effect that such series of notes, if then listed on any securities exchange, will not be delisted as a result of the deposit in trust described above.

In the event we accomplish full defeasance, as described above, the holders of the affected series of notes would have to rely solely on the trust deposit for repayment on those notes.

Covenant defeasance

We can make the deposit described below and be released from some of the covenants with respect to a series of notes.  This we call “covenant defeasance.”  In that event, the holders of such series of notes would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay such series of notes.  Unless we indicate otherwise in the applicable supplement, in order to achieve covenant defeasance, the following conditions must be satisfied:

•                  we must irrevocably deposit in trust as collateral for the benefit of all direct holders of the notes of such series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash, in the written opinion of a nationally recognized firm of independent public accountants (which will be delivered to the defeasance trustee), to make interest, principal and any other payments on the notes of such series on their various due dates;

•                  we must deliver to the defeasance trustee, who may be the Trustee, a legal opinion of counsel to the effect that the holders of the outstanding notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

•                  no Event of Default with respect to such series of notes or event which with notice or lapse of time or both would become an Event of Default with respect to such series of notes will have occurred and be continuing on the date the deposit in trust described above is made;

•                  the covenant defeasance must not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument to which we are a party or by which we are bound;

•                  we must deliver to the Trustee and the defeasance trustee a certificate and an opinion of counsel stating that all conditions precedent to covenant defeasance have been satisfied;

•                  the covenant defeasance must not result in the trust described above constituting an investment company as defined in the Investment Company Act of 1940, as amended, or the trust must be qualified under that Act or exempt from regulation thereunder; and

•                  we must deliver to the defeasance trustee a certificate to the effect that such series of notes, if then listed on any securities exchange, will not be delisted as a result of the deposit in trust described above.

If we accomplish covenant defeasance, the following provisions applicable to such series of notes would no longer apply:

•                  certain covenants applicable to such series of notes; and

•                  the Events of Default relating to breach of covenants and acceleration of the maturity of other debt, described below under “Default, Remedies and Waiver of Default—Events of Default.”

If we accomplish covenant defeasance, the holders of such series of notes may still look to us for repayment of such notes if there were a shortfall in the trust deposit.  In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and such notes become immediately due and payable, there may be such a shortfall.  Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

Events of Default

An Event of Default with respect to a series of notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order, rule or regulation of any administrative governmental body):

•                  failure for 30 days in payment of any interest installment or additional amount when due;

•                  failure in payment of the principal of, or any premium on, notes of such series when due and such failure continues for a period of 15 days;

•                  failure for 60 days after written notice to Westpac by the Trustee or to Westpac and the Trustee by the holders of not less than 33 1/3% in principal amount of the outstanding notes of such series in performance of any material covenant or warranty in such indenture in respect of the notes of such series;

•                  Westpac commences a voluntary case or proceeding under any applicable law involving a winding-up of Westpac;

•                  Westpac consents to the entry of a decree or order for relief in an involuntary case or proceeding under applicable law involving a winding-up of Westpac or the commencement of any such case or proceeding against Westpac;

•                  Westpac files a petition or answer or consent seeking a decree or order for relief or consents to the filing of such a petition in a proceeding in connection with a winding-up of Westpac;

•                  the entry of a decree or order, which is not successfully appealed within 60 days, by a court of competent jurisdiction for relief involving or resulting in the winding-up of Westpac;

•                  specified events, including the entry of a decree or order by a court of competent jurisdiction appointing a custodian, receiver, liquidator or other similar official of Westpac or of any substantial part of Westpac’s property or similar events of Westpac that is not removed, paid out or otherwise discharged within 60 days unless the same is being contested in good faith; and

•                  any other Event of Default provided for in the applicable supplement with respect to the notes of such series.

If an Event of Default with respect to any series of notes occurs and is continuing, then the Trustee or the holders of not less than 33 1/3% in outstanding principal amount of such series of notes may declare the principal amount (or, if any notes of that series are Discount Notes, such portion of the principal amount as may be specified in the terms of that series of notes) of the outstanding notes of that series to be due and payable by written notice signed by such holders delivered to Westpac and the Trustee, and upon any such declaration and notice such principal amount (or specified amount) shall become immediately due and payable together with any accrued interest to the date of payment thereof.

At any time after such a declaration of acceleration with respect to notes of a series has been made and before a judgment or decree for payment of the money due has been obtained by the holders of notes of such series, the holders of a majority in aggregate principal amount of the outstanding notes of that series, by written notice to us and the Trustee, may rescind and annul such declaration and its consequence if:

•                  we have paid or deposited with the Trustee a sum sufficient to pay:

–                 all overdue interest on the notes of that series;

–                 the principal of (and premium, if any, on) any notes of that series which have become due other than by declaration of acceleration and interest thereon at the rate or rates prescribed in such notes;

–                 to the extent that payment of such interest is lawful, interest on overdue interest at the rate or rates, if any, prescribed in such notes;

–                 all sums paid or advanced by the Trustee under the indenture and reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

–                 all Events of Default with respect to notes of that series, other than the non-payment of principal of the notes of that series that have become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent default or impair any consequent right of holders.

Under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us regarding the conduct of our business, including prohibiting making payments with respect to our debt obligations (including the notes), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint an “ADI statutory manager” to take control of our business.

The Australian Banking Act provides that any other party to a contract to which we are a party (which would include the Trustee and a holder of the notes) may not, among other things, accelerate any debt under that contract on the grounds that we are subject to a direction by APRA under the Australian Banking Act that results in an event of default with respect to the notes or an “ADI statutory manager” is in control of our business, which could prevent the Trustee or holders of the notes from accelerating repayment of the notes or obtaining or enforcing a judgment for repayment of the notes following acceleration. However, in the event of a winding-up, the Trustee and the holders of the notes would be entitled to accelerate repayment of the notes (and exercise any other available remedy).

Modification of the Indenture and the Notes and Waiver of Covenants

There are three types of changes we can make to the indenture and the notes.

Changes not requiring approval

The indenture contains provisions permitting Westpac and the Trustee to enter into one or more supplemental indentures without notice to, or the consent of, the holders of any of the notes in order to:

•                  evidence the succession of another individual, corporation or other entity to Westpac and the assumption of Westpac’s covenants and obligations by its successor;

•                  add to Westpac’s covenants for the benefit of the holders of notes of all or any series or surrender any of Westpac’s rights or powers or to comply with certain requirements of the SEC relating to the qualification of the indenture under the Trust Indenture Act;

•                  add additional events of default, provided that any such action does not materially and adversely affect the interests of any holder of notes of any series;

•                  add to or change any provisions of the indenture to such extent as necessary to facilitate the issuance of notes in global form;

•                  change or eliminate any provision of the indenture affecting only notes not yet issued;

•                  establish the form or terms of notes;

•                  provide for delivery of such supplemental indentures or the notes of any series in or by means of any computerized, electronic or other medium, including without limitation by computer diskette;

•                  evidence and provide for successor trustees and/or to add to or change any provisions of the indenture to such extent as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•                  maintain the qualification of the indenture under the Trust Indenture Act;

•                  correct or supplement any inconsistent provisions or cure any ambiguity or omission or correct any mistake, provided that any such action does not materially and adversely affect the interests of any holder of notes of any series;

•                  amend any note or the indenture to conform to the descriptions of the terms of the notes in this prospectus or the applicable supplement; or

•                  any other change that does not adversely affect the interests of the holders and is not otherwise prohibited.

Changes requiring each holder’s approval

No supplemental indenture may, without the consent of the holders of all of the notes of the applicable series, among other things:

•                  change the maturity of the notes or any interest payment date;

•                  change the currency in which such notes are payable;

•                  reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

•                  reduce the amount of the principal of a Discount Note or Indexed Note that would be due and payable upon an acceleration of such note;

•                  impair the right to institute suit for the enforcement of any payment on such notes at maturity or upon redemption;

•                  reduce the percentage of the outstanding principal amount of notes the holders of which must consent to any such supplemental indenture or waiver of defaults; or

•                  change any obligation of Westpac to maintain an office or agency in accordance with the provisions of the indenture.

Changes requiring majority approval

The indenture also contains provisions permitting Westpac and the Trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding notes of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the notes other than as described above.

The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the notes of any series at the time outstanding and, with respect to any reconvened meeting adjourned for lack of a quorum, the notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the notes of any series at the time outstanding which shall constitute a quorum.  For purposes of determining whether holders of the aggregate principal amount of notes of any series required for any action or vote, or for any quorum, have taken the action or vote, or constitute a quorum, the principal amount of any particular note may differ from its principal amount at stated maturity but will not exceed its stated face amount upon original issuance, in each case if and as indicated in the applicable supplement.

Unless otherwise indicated in the applicable supplement, we will be entitled to set any day as a record date for determining which holders of book-entry notes are entitled to make, take or give requests, demands, authorizations, directions, notices, consents, waivers or other action, or to vote on actions, authorized or permitted by the indenture.  In addition, record dates for any book-entry note may be set in accordance with procedures established by the Depositary from time to time.  Therefore, record dates for book-entry notes may differ from those for other notes.  Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or any notes or request a waiver.

Special Rules for Action by Holders

When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the Trustee an instruction, we will apply the following rules.

Only outstanding notes are eligible

Only holders of outstanding notes will be eligible to participate in any action by holders of notes.  Also, we will count only outstanding notes in determining whether the various percentage requirements for taking action have been met.  For these purposes, a note will not be “outstanding” if:

•                  it has been cancelled or surrendered for cancellation;

•                  we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•                  we have fully defeased it as described above under “—Defeasance of notes—Full defeasance”;

•                  other notes have been authenticated and delivered in lieu of, in replacement of or in substitution for the note; or

•                  we or one of our affiliates is the owner.

Eligible principal amount of some notes

In some situations, we may follow special rules in calculating the principal amount of a note that is to be treated as outstanding for the purposes described above.  This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until the maturity date.

For any note of the kind described below, we will decide how much principal amount to attribute to the note as follows:

•                  for a Discount Note, we will use the principal amount that would be due and payable on the action date if the maturity of the note were accelerated to that date because of a default;

•                  for a note whose principal amount is not known, we will use any amount that we indicate in the supplement for that note.  The principal amount of a note may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•                  for notes with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Form, Exchange and Transfer of Notes

If any notes cease to be issued in registered global form, they will be issued:

•                  only in fully registered form;

•                  without interest coupons; and

•                  unless we indicate otherwise in the applicable supplement, in denominations of US$1,000 (or, in the case of notes not denominated in U.S. dollars, the equivalent thereof in such currency, rounded down to the nearest 1,000 units of such foreign currency) and integral multiples of US$1,000 in excess thereof (or, in the case of notes not denominated in U.S. dollars, 1,000 units of such foreign currency).

Holders may exchange their notes for notes of smaller denominations or combine them into fewer notes of larger denominations, as long as the total principal amount is not changed.  You may not exchange your notes for notes of a different series or having different terms, unless the applicable supplement says you may.

Holders may exchange or transfer their notes at the office of the Trustee.  They may also replace lost, stolen, destroyed or mutilated notes at that office.  We have appointed the Trustee to act as our transfer agent for registering notes in the names of holders and transferring and replacing notes.  We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their notes, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer.  The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.  The transfer agent may require an indemnity before replacing any notes.

If we have designated additional transfer agents for your notes, they will be named in the applicable supplement.  We may appoint additional transfer agents or cancel the appointment of any particular transfer agent.  We may also approve a change in the office through which any transfer agent acts.

If any notes are redeemable and we redeem less than all those notes, we may block the transfer or exchange of those notes during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing, and refuse to register transfers of or exchange any note selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any note being partially redeemed.

If a note is issued as a Global Note, only the Depositary will be entitled to transfer and exchange the note as described above since the Depositary will be the sole holder of the note.

The rules for exchange described above apply to exchange of notes for other notes of the same series and kind.  If a note is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable supplement.

Payment Mechanics for Notes

Who receives payment?

If interest is due on a note on an interest payment date, we will pay the interest to the person in whose name the note is registered at the close of business on the Regular Record Date relating to the interest payment date as described below under “—Payment and Record Dates for Interest.”  If interest is due at the maturity date, we will pay the interest to the person entitled to receive the principal of the note.  If principal or another amount besides interest is due on a note at the maturity date, we will pay the amount to the holder of the note against surrender of the note at a proper place of payment or, in the case of a Global Note, in accordance with the applicable policies of the Depositary, which will be DTC.

Payment and Record Dates for Interest

Unless otherwise specified in the applicable supplement, interest on any Fixed Rate Note will be payable monthly, quarterly, semi-annually or annually on the date or dates as described above under “—Interest Rates” and at the maturity date.  Unless otherwise specified in the applicable supplement, the Regular Record Date relating to an interest payment date for any note will be the 15th calendar day before that interest payment date.  These record dates will apply regardless of whether a particular record date is a “business day,” as defined above.  For the purpose of determining the holder at the close of business on a Regular Record Date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

How we will make payments due in U.S. dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars.  Payments of amounts due in other currencies will be made as described in the next subsection.

We will make payments on a Global Note in accordance with the applicable policies as in effect from time to time of the Depositary, which will be DTC.  Under those policies, we will pay directly to the Depositary, or its nominee, and not to any indirect owners who own beneficial interests in the Global Note.  An indirect owner’s right to receive those payments will be governed by the rules and practices of the Depositary and its participants.

Holders of notes should consult their banks or brokers for information on how they will receive payments on their notes.

How we will make payments due in other currencies

We will follow the practice described in this subsection when paying amounts that are due in a Specified Currency other than U.S. dollars.

We will make payments on a Global Note in accordance with the applicable policies as in effect from time to time of the Depositary, which will be DTC.  Unless we specify otherwise in the applicable supplement, DTC will be the Depositary for all notes in global form.  We understand that DTC’s policies, as currently in effect, are as follows.

Unless otherwise indicated in the applicable supplement, if an indirect owner of a Global Note denominated in a Specified Currency other than U.S. dollars has the right to elect to receive payments in that other currency and desires to so elect, such indirect owner must notify the participant through which its interest in the Global Note is held of its election:

•                  on or before the applicable Regular Record Date, in the case of a payment of interest; or

•                  on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

The participant must, in turn, notify DTC of the indirect owner’s election on or before the 3rd DTC business day after that Regular Record Date, in the case of a payment of interest, and on or before the 12th DTC business day before the stated maturity, or on the redemption or repayment date if the note is redeemed or repaid earlier, in the case of a payment of principal or any premium.  A “DTC business day” is a day on which DTC is open for business.

DTC, in turn, will notify the Trustee of the indirect owner’s election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the Trustee, on or before the dates noted above, the Trustee, in accordance with DTC’s instructions, will make the payments to such indirect owner or its participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the Specified Currency or in another jurisdiction acceptable to us and the Trustee.

If the foregoing steps are not properly completed, we expect DTC to inform the Trustee that payment is to be made in U.S. dollars.  In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. dollars.”  We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect owners of a Global Note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the Specified Currency.

Holders of notes with a Specified Currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the Specified Currency or in U.S. dollars.

Conversion to U.S. dollars.  When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion.  A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency is not available.  If we are obligated to make any payment in a Specified Currency other than U.S. dollars, and the Specified Currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that Specified Currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent in its discretion.

The foregoing will apply to any note and to any payment, including a payment at the maturity date.  Any payment made under the circumstances and in a manner described above will not result in a default under any note or the indenture.

Exchange Rate Agent.  If we issue a note in a Specified Currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the note is originally issued in the applicable supplement.  We may select one of our affiliates to perform this role.  We may change the exchange rate agent from time to time after the issue date of the note without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in this prospectus or the applicable supplement that any determination requires our approval.  In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents.  We call each of those financial institutions a “Paying Agent.”  We may add, replace or terminate Paying Agents from time to time; provided that at all times there will be a Paying Agent in the Borough of Manhattan, The City of New York.  We may also choose to act as our own Paying Agent.  Initially, we have appointed the Trustee, at its corporate trust office in New York City, as the Paying Agent.  We must notify the Trustee of changes in the Paying Agents.

Unclaimed Payments

Regardless of who acts as Paying Agent, all money paid by us to a Paying Agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us.  After that two-year period, the holder may look only to us for payment and not to the Trustee, any other Paying Agent or anyone else.

Notices

Notices to be given to holders of a Global Note will be given only to the Depositary, in accordance with its applicable policies as in effect from time to time.  Notices to be given to holders of notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the Trustee’s records, and will be deemed given when mailed.  Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.  Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Concerning the Trustee

The indenture provides that there may be more than one Trustee under the indenture, each with respect to one or more series of notes.  If there are different Trustees for different series of notes, each Trustee will be a Trustee separate and apart from any other Trustee under the indenture.  Unless otherwise indicated in any applicable supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of notes for which it is the Trustee under the indenture.  Unless otherwise specified, all payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the notes) of, the notes of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee in the Borough of Manhattan, The City of New York.

Under the Trust Indenture Act, the indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of Westpac, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise.  The Trustee may engage in other transactions with Westpac.  If it acquires any conflicting interest relating to any of its duties with respect to the notes, however, it must eliminate the conflict or resign as Trustee.

The holders of a majority in aggregate principal amount of any series of notes then outstanding who provide the Trustee with indemnification reasonably satisfactory to the Trustee will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to such series of notes, provided that the direction would not conflict with any rule of law or with the indenture, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction and the Trustee shall have the right to decline to follow any such direction if the Trustee, in good faith, determines that the proceeding so directed would be unduly prejudicial to the rights of the holders of notes of such series not consenting or would involve the Trustee in personal liability.

The indenture provides that the Trustee may be removed by us at any time or may resign upon 60 days prior written notice to us or any shorter period that we accept, effective upon the acceptance by a successor trustee of its appointment.  The indenture provides that any successor trustee must have an established place of business in the Borough of Manhattan, The City of New York and a combined capital and surplus in excess of US$50,000,000.  We must notify the holders of the notes of the appointment of a successor Trustee.

Wells Fargo Bank, National Association is initially serving as the Trustee for the notes issued under the indenture.  Wells Fargo Bank, National Association has provided commercial banking and other services for us and our affiliates in the past and may do so in the future.

Governing Law

The indenture and the notes will governed by, and construed in accordance with, the laws of the State of New York without reference to the State of New York principles regarding conflicts of laws.  We have appointed our New York branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention:  Branch Manager, as our agent for service of process in The City of New York in connection with any action arising out of the offering and sale of the notes or enforcement of the terms of the indenture.

The indenture also provides that to the extent Westpac or any of its properties, assets or revenues may have or may become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any note or the indenture, Westpac, to the extent permitted by law, will irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and will consent to such relief and enforcement.

BOOK ENTRY SYSTEM

Book-Entry Notes

Unless otherwise specified in the applicable supplement, we will issue the notes in book-entry form only, by reference to a single global master note.  This means all notes we issue in book-entry form will be represented by one global master security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select.  A financial institution or clearing system that we select for any note for this purpose is called the “depositary” for that note.  A note will usually have only one depositary but it may have more.  Each note represents a beneficial interest in that global master security.

Unless otherwise specified in the applicable supplement, the notes will be registered in the name of Cede & Co., the nominee of DTC. Each book-entry note will be held by the Trustee as custodian for the depositary or its nominee.

A global master security may represent one or any number of individual notes.  A global master security may also represent multiple series of notes that have different terms and are issued at different times. We call this kind of global security a global master security. Your supplement will indicate whether your notes are represented by a global master security. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise, except as otherwise provided below.  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all notes represented by a global security, and investors will be permitted to own only indirect interests in a global security.  Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose notes are represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

Unless otherwise specified in the applicable supplement, notes issued in global form only will be represented by a global master note at all times unless and until the global master note is terminated, as provided below.  If termination occurs, we may issue the notes through another book-entry clearing system or decide that the notes may no longer be held through any book-entry clearing system.

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest, as well as general laws relating to securities transfers.  We do not recognize this type of investor or any intermediary as a holder of notes and instead deal only with the depositary that holds the global security.

Notes will be issued only in the form of a global security and an investor should be aware of the following:

•                  an investor cannot cause the notes to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the notes, except in the special situations we describe below;

•                  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the notes and protection of his or her legal rights relating to the notes;

•                  an investor may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their notes in non-book-entry form;

•                  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the notes must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•                  the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time.  We and the Trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security.  We and the Trustee also do not supervise the depositary in any way;

•                  the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•                  financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the notes, and those policies may change from time to time.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holders Option to Obtain Definitive Notes

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in definitive form representing the notes it represented.  After that exchange, the choice of whether to hold the notes directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

The special situations for termination of a global security are as follows:

•                  subject to the procedures of DTC, we notify the Trustee that we wish, in our sole discretion, to exchange the global security for definitive notes;

•                  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 calendar days; or

•                  an Event of Default has occurred with regard to the notes and has not been cured or waived and DTC requires the issuance of definitive notes.

The applicable supplement may also list additional situations in which global securities will be exchangeable for definitive notes.  If any of these events occurs, we will print and deliver definitive notes.  Definitive notes issued under these circumstances will be registered in the names of the beneficial owners of the related global securities as provided to the Trustee by the participants identified by the depositary.  Only the depositary, and not we or the Trustee, is responsible for deciding the names of the institutions in whose names such notes represented by the global security will be registered and, therefore, who will be the holders of those notes.

About the Depositary

The following is based on information furnished by DTC:

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, which we refer to as Direct Participants, deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC.  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which we refer to as Indirect Participants.  The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission.  More information about DTC can be found at www.dtcc.com.

Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records.  The ownership interest of each actual purchaser of each note, which we refer to as a Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchase.  Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the notes are credited, which may or may not be the Beneficial Owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC.  If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures.  Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent on payable date in accordance with their respective holdings shown on DTC’s records.  Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Westpac or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or our agent.  Under such circumstances, in the event that a successor depository is not obtained, note certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary).  In that event, note certificates will be printed and delivered to DTC.

About Other Clearing Systems

We may choose any other clearing system for a particular issuance of notes.  The clearance and settlement procedures for the clearing system we choose will be described in the applicable supplement.

Global Clearance and Settlement Procedures

Primary Distribution

The distribution of the notes will be cleared through DTC as described above or any other clearing system that is specified in the applicable supplement.  Payment for notes will be made on a delivery versus payment or free delivery basis.  These payment procedures will be more fully described in the applicable supplement.

Clearance and settlement procedures may vary from one issuance of notes to another according to the currency that is chosen for the specific issuance of notes.  Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the notes to be accepted for clearance.  The clearance numbers that are applicable to each clearance system will be specified in the supplement.

Clearance and Settlement Procedures—DTC.  DTC participants that hold notes through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Notes will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date.  For payments in a currency other than U.S. dollars, notes will be credited free of payment on the settlement date.

Secondary Market Trading

Trading Between DTC Participants.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules.  Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

If payment is made in U.S. dollars, settlement will be in same-day funds.  If payment is made in a currency other than U.S. dollars, settlement will be free of payment.  If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

TAXATION

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by U.S. Holders (as defined below) who purchase the notes in an offering of notes at their issue price (determined as set forth below) and hold the notes as capital assets within the meaning of section 1221 of the Code.  This discussion does not address all of the tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special rules under U.S. federal income tax laws, such as banks, insurance companies, retirement plans, regulated investment companies, real estate investment trusts, dealers in securities, tax-exempt entities, certain former citizens or residents of the United States, U.S. Holders who hold the notes as part of a “straddle,” “hedging,” “conversion” or other integrated transaction, U.S. Holders who mark their securities to market for U.S. federal income tax purposes or U.S. Holders whose functional currency is not the U.S. dollar.  In addition, this discussion does not address the effect of any state, local or non-U.S. tax laws or any U.S. federal estate, gift or alternative minimum tax considerations.

This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.  This discussion does not describe the U.S. federal income tax considerations relating to the purchase, ownership or disposition of a note that is treated as a “contingent payment debt instrument” (under applicable Treasury Regulations), a note with a maturity later than 30 years from the date of issuance, an Indexed Note or certain notes that are treated as “variable rate debt instruments” (under applicable Treasury Regulations), and a general discussion of any materially different U.S. federal income tax considerations relating to any such note will be included in the applicable supplement if such note is offered to U.S. investors.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States. (ii) a corporation created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

If an entity treated as a partnership for U.S. federal income tax purposes invests in a note, the U.S. federal income tax considerations relating to such investment will generally depend upon the status and activities of such entity and its partners.  Such an entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of such note.

PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S. FEDERAL INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS.

Interest and Original Issue Discount

Each U.S. Holder of a note must include in income payments of “qualified stated interest” (as described below) in respect of such note in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes as ordinary interest income.  In general, if the issue price of a note, determined by the first price at which a substantial amount of the notes of a series is sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the “stated redemption price at maturity” (as described below) of such note by an amount that is equal to or more than a de minimis amount, a U.S. Holder will be considered to have purchased such note with original issue discount, which we refer to as “OID.”  In general, the de minimis amount is equal to 1/4 of 1 percent of the stated redemption price at maturity of a note multiplied by the number of complete years to maturity (or, in the case of a note providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the note).  If a U.S. Holder acquires a note with OID, then regardless of such U.S. Holder’s method of accounting for U.S. federal income tax purposes, such U.S. Holder generally will be required to accrue its pro rata share of OID on such note on a constant-yield basis and include such accruals in gross income, whether or not such U.S. Holder will have received any cash payment on the note.  Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of a note) as principal payments are received in the proportion that each such payment bears to the original principal amount of the note.  Special rules apply to notes with a fixed maturity of one year or less.  See below under “—Short-Term Notes.”

“Stated redemption price at maturity” generally means the sum of all payments to be made on a note other than payments of “qualified stated interest.”  “Qualified stated interest” generally means stated interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below).  If a note is a variable rate debt instrument but interest is payable at a rate other than a single qualified floating rate or a single objective rate, the special rules that apply will be described in the applicable supplement.

In the case of a note that is a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable.  Special rules that apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances will be described in the applicable supplement.

A “variable rate debt instrument” is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a note providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the note) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) does not provide for any principal payments that are contingent.  The current value of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated.  A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.  A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the note).

An “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information.  However, an objective rate does not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer’s stock.  A “qualified inverse floating rate” is an objective rate (i) that is equal to a fixed rate minus a qualified floating rate and (ii) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).  Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term.  The IRS may designate rates other than those specified above that will be treated as objective rates.  As of the date of this prospectus, no other rates have been designated.

If interest on a note is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.  A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).

If a Floating Rate Note does not qualify as a variable rate debt instrument or otherwise provides for contingent payments, or if a Fixed Rate Note provides for contingent payments, such note may constitute a “contingent payment debt instrument.”  Interest payable on a contingent payment debt instrument is not treated as qualified stated interest.  Special rules applicable to contingent payment debt instruments will be described in the applicable supplement.

In general, the following rules apply if (i) a note provides for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and (ii) either a single payment schedule is significantly more likely than not to occur or the note provides us or a U.S. Holder with an unconditional option or options exercisable on one or more dates during the term of the note.  If based on all the facts and circumstances as of the issue date a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, then, in general, the yield and maturity of the note are computed based on this payment schedule.  If we or a U.S. Holder have an unconditional option or options that, if exercised, would require payments to be made on the note under an alternative payment schedule or schedules, then (i) in the case of an option or options exercisable by us, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the note and (ii) in the case of an option or options of the U.S. Holder, the U.S. Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the note.  Notes subject to the above rules will not be treated as contingent payment debt instruments as a result of the contingencies described above.  If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules, which we refer to as a “Change in Circumstances,” then, except to the extent that a portion of the note is repaid as a result of a Change in Circumstances and solely for purposes of the accrual of OID, the note is treated as retired and then reissued on the date of the Change in Circumstances for an amount equal to the note’s adjusted issue price on that date.

A U.S. Holder may elect to treat all interest on any note as OID and calculate the amount includible in gross income under the constant yield method.  For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.  The election must be made for the taxable year in which a U.S. Holder acquires a note, and may not be revoked without the consent of the IRS.

Premium

If the amount paid by a U.S. Holder for a note exceeds the stated redemption price at maturity of such note, such U.S. Holder generally will be considered to have purchased such note at a premium equal in amount to such excess.  In this event, such U.S. Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income over the remaining term of such note.  In the case of a note that may be redeemed prior to maturity, the premium amortization and redemption date are calculated assuming that we and the U.S. Holder will exercise or not exercise redemption rights in a manner that maximizes the U.S. Holder’s yield.  It is unclear how premium amortization is calculated when the redemption date or the amount of any redemption premium is uncertain.  The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Short-Term Notes

Notes that have a fixed maturity of one year or less, which we refer to as “Short-Term Notes,” will be treated as issued with OID.  In general, an individual or other U.S. Holder that uses the cash method of accounting is not required to accrue such OID unless such U.S. Holder elects to do so.  If such an election is not made, any gain recognized by such U.S. Holder on the sale, exchange, retirement or other disposition of a Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income on such note is realized.  U.S. Holders who report income for U.S. federal income tax purposes under the accrual method of accounting and certain other holders are required to accrue OID related to a Short-Term Note as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Sale, Exchange, Retirement or Other Disposition of Notes

In general, a U.S. Holder of a note will have a tax basis in such note equal to the cost of such note to such U.S. Holder, increased by any amount includible in income by such U.S. Holder as OID and reduced by any amortized premium and any payments received with respect to the note other than payments of qualified stated interest.  Upon a sale, exchange, retirement or other disposition of a note (including pursuant to the Survivor’s Option, if applicable), a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any amount that is attributable to accrued but unpaid qualified stated interest, which will constitute ordinary interest income if not previously included in income) and such U.S. Holder’s tax basis in such note.  Subject to the rules described below under “—Foreign Currency Notes,” such gain or loss generally will be long-term capital gain or loss if such U.S. Holder will have held such note for more than one year at the time of disposition.  Certain non-corporate U.S. Holders are entitled to preferential treatment for net long-term capital gains.  The ability of a U.S. Holder to offset capital losses against ordinary income is limited.

Foreign Currency Notes

The following discussion generally describes special rules that apply, in addition to the rules described above, to notes that are denominated in, or provide for payments determined by reference to, a currency other than the U.S. dollar, which we refer to as “Foreign Currency Notes.”  The amount of qualified stated interest paid with respect to a Foreign Currency Note that is includible in income by a U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes is the U.S. dollar value of the amount paid, as determined on the date of actual or constructive receipt by such U.S. Holder, using the spot rate of exchange on such date.  In the case of qualified stated interest on a note held by a U.S. Holder that uses the accrual method of accounting, and in the case of OID (other than OID on a Short-Term Note that is not required to be accrued) for every U.S. Holder, such U.S. Holder is required to include the U.S. dollar value of the amount of such interest income or OID (which is determined in the foreign currency) that accrued during the accrual period.  The U.S. dollar value of such accrued interest income or OID generally is determined by translating such income at the average rate of exchange for the accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate of exchange for the partial period within the taxable year).  Alternatively, such U.S. Holder may elect to translate such income at the spot rate of exchange on the last day of the accrual period (or, with respect to an accrual period that spans two taxable years, at the spot rate of exchange in effect on the last day of the taxable year).  If the last day of the accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder that has made such election may translate accrued interest using the spot rate of exchange in effect on the date of receipt.  The above election will apply to all debt obligations held by such U.S. Holder and may not be changed without the consent of the IRS.  A U.S. Holder will recognize, as ordinary income or loss, foreign currency exchange gain or loss with respect to such accrued interest income or OID on the date the interest or OID is actually or constructively received, reflecting fluctuations in currency exchange rates between the rate of exchange used to determine the accrued interest income or OID for the relevant accrual period and the rate of exchange on the date such interest or OID is actually or constructively received.

A U.S. Holder will calculate the amortization of bond premium for a Foreign Currency Note in the applicable foreign currency.  Amortization deductions attributable to a period will reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the spot rate of exchange used for those interest payments.  Foreign currency exchange gain or loss will be realized with respect to amortized premium on a Foreign

Currency Note based on the difference between the exchange rate at which the amortization deductions were translated into U.S. dollars and the exchange rate on the date such U.S. Holder acquired the Foreign Currency Note.

The amount realized with respect to a sale, exchange, retirement or other disposition of a Foreign Currency Note generally will be the U.S. dollar value of the payment received, determined on the date of disposition of such Foreign Currency Note (using the spot rate of exchange on such date).  However, with respect to Foreign Currency Notes that are treated as traded on an established securities market, such amount realized will be determined using the spot rate of exchange on the settlement date in the case of (i) a U.S. Holder that is a cash method taxpayer or (ii) a U.S. Holder that is an accrual method taxpayer that elects such treatment.  This election may not be changed without the consent of the IRS.  Gain or loss that is recognized generally will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates between the date of purchase and the date of sale, exchange, retirement or other disposition. Such foreign currency gain (or loss), together with any foreign currency gain (or loss) realized on such disposition in respect of accrued interest or OID, will be recognized only to the extent of the total gain (or loss) realized by such U.S. Holder on the sale, exchange, retirement or other disposition of the Foreign Currency Note.  Any gain (or loss) realized by a U.S. Holder not treated as foreign currency gain (or loss) generally will be capital gain or loss (subject to the discussion above regarding Short-Term Notes).

A U.S. Holder that determines its amount realized in connection with the sale, exchange, retirement or other disposition of a Foreign Currency Note by reference to the spot rate of exchange on the date of such sale, exchange, retirement or other disposition (rather than on the settlement date) may recognize additional foreign currency gain or loss upon receipt of non-U.S. currency from such sale, exchange, retirement or other disposition.

A U.S. Holder will recognize an amount of gain or loss on a sale or other disposition of any non-U.S. currency equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of any other property, received in such sale or other disposition and (ii) the tax basis of such non-U.S. currency.  A U.S. Holder generally will have a tax basis in non-U.S. currency received from a sale, exchange, retirement or other disposition of a Foreign Currency Note equal to the U.S. dollar value of such non-U.S. currency on the date of receipt.

A note that provides for payments in more than one currency generally will be treated as a “contingent payment debt instrument,” and the special rules applicable to such instruments will be described in the applicable supplement.

Aggregation Rules

The Treasury Regulations relating to OID contain special aggregation rules stating in general that, subject to certain exceptions, debt instruments issued in the same transaction or related transactions to a single purchaser may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of the OID rules.  Under certain circumstances, these provisions could apply to a U.S. Holder that purchases notes from more than one series of notes.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate U.S. Holders.  A U.S. Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9.  Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Disclosure Requirements for Certain Holders Recognizing Significant Losses

A U.S. Holder that claims significant losses in respect of a note for U.S. federal income tax purposes (generally (i) US$10 million or more in a taxable year or US$20 million or more in any combination of taxable years for corporations or partnerships all of whose partners are corporations, (ii) US$2 million or more in a taxable year or US$4 million or more in any combination of taxable years for all other taxpayers, or (iii) US$50,000 or more in a taxable year for individuals or trusts with respect to a foreign currency transaction) may be subject to certain disclosure requirements for “reportable transactions.”  U.S. Holders should consult their own tax advisors concerning any possible disclosure obligation with respect to the notes.

Disclosure Requirements for Specified Foreign Financial Assets

Individual U.S. Holders (and certain U.S. entities specified in U.S. Treasury Department guidance) who, during any taxable year, hold any interest in any “specified foreign financial asset” generally will be required to file with their U.S. federal income tax returns a certain information on IRS Form 8938 if the aggregate value of all such assets exceeds certain specified amounts.  “Specified foreign financial asset” generally includes any financial account maintained with a non-U.S. financial institution and may also include the notes if they are not held in an account maintained with a financial institution.  Substantial penalties may be imposed, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended, in the event of a failure to comply.  U.S. Holders should consult their own tax advisors as to the possible application to them of this filing requirement.

AUSTRALIAN TAXATION

The following is a general summary of certain Australian tax consequences under the Australian Tax Act and the Income Tax Assessment Act of 1997 of Australia, as amended, which we refer to collectively as “Australia’s Tax Legislation,” and any relevant regulations, rulings or judicial or administrative pronouncements, at the date of this prospectus, of payments of interest and certain other amounts on notes to be issued by Westpac and certain other matters.

This summary is not exhaustive and should be treated with appropriate caution.  In particular, the summary does not deal with the position of certain classes of holders of notes (including dealers in securities, custodians or other third parties who hold notes on behalf of any other persons) or with Indexed Notes (should Indexed Notes be issued, their Australian tax treatment will be discussed in the relevant supplement).  Prospective holders of notes should also be aware that particular terms of issue of any series of notes may affect the tax treatment of that and other series of notes.

This summary is not intended to be, nor should it be construed as, legal or tax advice.  Prospective holders of notes are urged to satisfy themselves as to the overall tax consequences of purchasing, holding and/or selling notes and should consult their professional advisers on the tax implications of an investment in the notes for their particular circumstances.

Introduction

Australia’s Tax Legislation characterizes securities as either “debt interests” (for all entities) or “equity interests” (for companies) including for the purposes of interest withholding tax imposed under Division 11A of Part III of the Australian Tax Act, which we refer to as “IWT,” and dividend withholding tax.  In the case of the notes, IWT is payable at a rate of 10% of the gross amount of interest paid by us to a non-Australian resident (other than a non-Australian resident who derives the interest income in carrying on business at or through a permanent establishment in Australia) or an Australian resident who derives the interest income in carrying on business at or through a permanent establishment outside Australia, unless an exemption is available.

An exemption from IWT is available in respect of interest paid on the notes issued by Westpac if (x) the requirements of section 128F of the Australian Tax Act are met, or (y) the requirements of an applicable double tax convention are met.  Westpac intends to issue notes which will qualify for the exemption under section 128F of the Australian Tax Act.

Interest withholding tax

Exemption under section 128F of the Australian Tax Act

The requirements for an exemption from IWT under section 128F of the Australian Tax Act with respect to interest paid on the notes are as follows:

(1)                                  Westpac remains a resident of Australia and a company when it issues those notes and when interest (as defined in section 128A(1AB) of the Australian Tax Act) is paid.  Interest is defined for these purposes to include amounts in the nature of, or in substitution for, interest and certain other amounts;

(2)                                  those notes are issued in a manner which satisfies the public offer test in section 128F of the Australian Tax Act.  In relation to the notes, there are five principal methods of satisfying the public offer test the purpose of which is to ensure that lenders in capital markets are aware that Westpac is offering those notes for issue.  In summary, the five methods are:

–                                         offers to 10 or more unrelated financiers or securities dealers;

–                                         offers to 100 or more potential investors;

–                                         offers of listed notes;

–                                         offers via publicly available information sources; and

–                                         offers to a dealer, arranger or underwriter who offers to sell the notes within 30 days by one of the preceding methods;

(3)                                 Westpac does not know, or have reasonable grounds to suspect, at the time of issue, that those notes or interests in those notes were being, or would later be, acquired, directly or indirectly, by an Offshore Associate (other than in the capacity of a dealer, manager or underwriter in relation to the placement of the relevant notes or a clearing house, custodian, funds manager or responsible entity of a registered managed investment scheme under the Australian Corporations Act); and

(4)                                  at the time of the payment of interest, Westpac does not know, or have reasonable grounds to suspect, that the payee is an Offshore Associate (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered managed investment scheme under the Australian Corporations Act).

Exemptions under recent tax treaties

The Australian Government has signed new or amended double tax conventions, which we refer to as “New Treaties,” with a number of countries, each of which we refer to as a “Specified Country,” including the United States.  The New Treaties apply to interest derived by a resident of a Specified Country.

In broad terms, the New Treaties effectively prevent IWT being imposed on interest derived by:

(a)                                  the government of the relevant Specified Country and certain governmental authorities and agencies in the Specified Country; and

(b)                                 a “financial institution” which is a resident of a Specified Country and which is unrelated to and dealing wholly independently with Westpac.  The term “financial institution” refers to either a bank or any other enterprise which substantially derives its profits by carrying on a business of raising and providing finance.  However, interest paid under a back-to-back loan or an economically equivalent arrangement will not qualify for this exemption.

The Australian Federal Treasury maintains a listing of Australia’s double tax conventions which provides details of country, status, withholding tax rate limits and Australian domestic implementation.  This listing is available to the public at the Federal Treasury Department’s website at: http://archive.treasury.gov.au/contentitem.asp?NavId=052&ContentID=625.

Other tax matters

Under Australian laws as presently in effect:

(1)                                  death duties - no notes will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision or authority therein having power to tax, if held at the time of death;

(2)                                  stamp duty and other taxes - no ad valorem stamp, issue, registration or similar taxes are payable in Australia on the issue or transfer of any notes;

(3)                                  TFN withholding taxes on payments in respect of notes - section 12-140 of the Taxation Administration Act 1953 of Australia, as amended, which we refer to as “TAA,”  imposes a type of withholding tax at the rate of (currently) 46.5% on the payment of interest on certain registered securities unless the relevant payee has quoted an Australian tax file number, which we refer to as “TFN,” in certain circumstances an Australian Business Number, which we refer to as “ABN,” or proof of some other exemption (as appropriate).

Assuming the requirements of section 128F of the Australian Tax Act are satisfied with respect to the notes, then the requirements of section 12-140 of the TAA do not apply to payments of interest to a holder of a note in registered form who is not an Australian resident and does not derive the interest income in carrying on business at or through a permanent establishment in Australia.  Payments to other classes of holders of notes in registered form may be subject to a withholding where the holder of those notes does not quote a TFN, ABN or provide proof of an appropriate exemption (as appropriate);

(4)                                  supply withholding tax - payments in respect of the notes can be made free and clear of the “supply withholding tax” imposed under section 12-190 of Schedule 1 to the TAA;

(5)                                  goods and services tax (GST) - neither the issue nor receipt of the notes will give rise to a liability for GST in Australia on the basis that the supply of notes will comprise either an input taxed financial supply or (in the case of an offshore subscriber) a GST-free supply.  Furthermore, neither the payment of principal or interest by Westpac, nor the disposal or redemption of the notes, would give rise to any GST liability in Australia;

(6)                                  taxation of financial arrangements - Division 230 of the Australian Tax Act contains tax-timing rules for certain taxpayers to bring to account gains and losses from “financial arrangements”.  The notes would be regarded as a “financial arrangement” for the purposes of the rules.  However, the rules do not apply to certain taxpayers.  They should not, for example, generally apply to holders of the notes which are individuals and certain other entities (e.g. certain superannuation entities and managed investment schemes) which are under various turnover or asset thresholds, unless they make an election that the new rules apply to all of their “financial arrangements”.  Division 230 does not affect the provisions relating to the imposition of IWT.  In particular, the new rules do not apply in a manner which overrides the exemption available under section 128F of the Australian Tax Act; and

(7)                                  sale or redemption of notes - a holder of notes who is a non-Australian resident and who has not used the notes in carrying on business through a permanent establishment in Australia will not be subject to Australian income tax on gains realized during that year on sale or redemption of notes provided that such gains do not have an Australian source.  A gain arising on the sale of notes by a non-Australian resident holder to another non-Australian resident where the note is sold outside Australia and all negotiations are conducted and documentation executed outside Australia would not generally be regarded as having an Australian source.

CERTAIN ERISA CONSIDERATIONS

PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE U.S. FEDERAL INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

The U.S. Employee Retirement Income Security Act of 1974, which, as amended, we refer to as “ERISA,” imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, and entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans, which, collectively, we refer to as “ERISA Plans,” and on those persons who are fiduciaries with respect to ERISA Plans.  Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the Plan.  The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors”.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, which, together with ERISA Plans, we refer to as “Plans”) and certain persons, which we refer to as “parties in interest” or “disqualified persons,” having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction.  A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Westpac and its affiliates may be parties in interest and disqualified persons with respect to many Plans.  Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if notes are acquired or held by a Plan with respect to which Westpac, or any of its affiliates, is a party in interest or a disqualified person.  Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire a note and the circumstances under which such decision is made.  Included among these exemptions are Prohibited Transaction Class Exemption, which we refer to as “PTCE,” 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in house asset managers).  There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the notes.

Governmental plans, foreign plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code.  Fiduciaries of any such plans should consult with their counsel before purchasing any notes.

Each initial and subsequent purchaser of a note or notes (or any interest therein) will be deemed to have acknowledged, represented and agreed that either (A) it is not and for so long as it holds a note (or any interest therein) will not be an ERISA Plan or a plan subject to Section 4975 of the Code, it is not purchasing the notes on behalf of or with “plan assets” of any such plan, and it is not a governmental or church or other plan, which we refer to as “non-ERISA arrangement,” subject to provisions under applicable federal, state, local or foreign law that are similar to the requirements of ERISA or Section 4975 of the Code, which we refer to as “similar law,” or (B) its purchase, holding and disposition of such notes (or any interest therein) is eligible for exemptive relief under U.S. Department of Labor Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1, 84-14 or another applicable exemption or, in the case of a non-ERISA arrangement, its purchase and holding of such notes will not constitute or result in a non-exempt violation of the provisions of any similar law.

Any insurance company proposing to invest assets of its general account in the notes should consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent guidance that may become available relating to that decision.  In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) and Section 401(c) of ERISA.

Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold notes should determine whether, under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the Plan, an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.  Any Plan proposing to invest in notes should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.

The sale of any notes to a Plan is in no respect a representation by Westpac that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

Under the terms of a Selling Agent Agreement dated as of March 2, 2011 the notes to be sold on the InterNotes® platform are offered from time to time by us to the Purchasing Agent for subsequent resale to the agents and other dealers comprising the selling group.  The agents, including the Purchasing Agent, are parties to that agreement.  The notes will be offered for sale in the United States only.  Dealers who are members of the selling group have executed a master selected dealer agreement with the Purchasing Agent.  The agents have agreed to solicit offers from investors to purchase the notes.  We also may appoint additional agents to solicit offers to purchase the notes.  Any solicitation and sale of the notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed.

In addition, we may, at our option, offer to sell from time to time notes to agents not part of the selling group and not through the InterNotes® platform as principal for resale or have such other agents on our behalf solicit offers to purchase notes from us as principal and receive a commission.  Notes sold by us to other agents and outside of the InterNotes® platform will be substantially identical to notes sold to the agents below and through the InterNotes® platform.

If we sell notes to or through agents and dealers not a part of the selling group and not through the InterNotes® platform, we will enter into separate agreements with such agents and dealers governing the terms of sales of those notes to such agents and dealers.

We will pay the Purchasing Agent a commission or gross selling concession to be divided among the Purchasing Agent and the other agents as they agree.  The concession is payable to the Purchasing Agent in the form of a discount ranging from 0.2% to 3.15% of the non-discounted price for each note sold.  However, we also may pay the Purchasing Agent a concession greater than or less than the range specified above.  The gross selling concession that we will pay to the Purchasing Agent will be set forth in the applicable supplement.  The Purchasing Agent also may sell notes to dealers at a discount not in excess of the concession it received from us.  In certain cases, the Purchasing Agent and the other agents and dealers may agree that the Purchasing Agent will retain the entire gross selling concession.  It is anticipated that in these circumstances the other agents and dealers will be compensated by their clients based on a percentage of assets under management.  We will disclose any of these arrangements in the applicable supplement.

Following the solicitation of orders, each of the agents, severally and not jointly, may purchase notes as principal for its own account from the Purchasing Agent.  Unless otherwise set forth in the applicable supplement, these notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price.  After the initial public offering of notes to be resold by an agent to investors, the public offering price (in the case of notes to be resold at a fixed public offering price), concession and discount may be changed.

We have the sole right to accept offers to purchase notes and may reject any proposed offer to purchase notes in whole or in part.  Each agent also has the right, in its discretion reasonably exercised, to reject any proposed offer to purchase notes in whole or in part.  We reserve the right to withdraw, cancel or modify any offer without notice.  We also may change the terms, including the interest rate we will pay on the notes, at any time prior to our acceptance of an offer to purchase.

Each agent, including the Purchasing Agent, may be deemed to be an “underwriter” within the meaning of the Securities Act.  We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make with respect to those liabilities.  We also have agreed to reimburse the agents for certain expenses.

We do not intend to apply for the listing of the notes on any securities exchange.  If, however, we decide to list any notes on a securities exchange, we will specify such exchange in the applicable supplement relating to those notes.

No note will have an established trading market when issued.  However, we have been advised by the agents that they may purchase and sell notes in the secondary market as permitted by applicable laws and regulations.  The agents are not obligated to make a market in the notes, and they may discontinue making a market in the notes at any time without notice.  Neither we nor the agents can provide any assurance regarding the development, liquidity or maintenance of any trading market for any notes.  All secondary trading in the notes will settle in same-day funds.  See “Book Entry System” on page 59.

One or more affiliates of Westpac may use this prospectus and applicable supplement in market-making transactions in the notes after their initial sale.  These affiliates may act as principal or agent in those transactions, and any sales made by them in connection with such market-making activity will be made at prices related to market prices at the time of sale.

In connection with certain offerings of notes, the rules of the SEC permit the Purchasing Agent to engage in transactions that may stabilize the price of the notes.  The Purchasing Agent will conduct these activities for the agents.  These transactions may consist of short sales, stabilizing transactions and purchases to cover positions created by short sales.  A short sale is the sale by the Purchasing Agent of a greater amount of notes than the amount the Purchasing Agent has agreed to purchase in connection with a specific offering of notes.  Stabilizing transactions consist of certain bids or purchases made by the Purchasing Agent to prevent or retard a decline in the price of the notes while an offering of notes is in process.  In general, these purchases or bids for the notes for the purpose of stabilization or to reduce a syndicate short position could cause the price of the notes to be higher than it might otherwise be in the absence of those purchases or bids.  Neither we nor the Purchasing Agent makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of any notes.  In addition, neither we nor the Purchasing Agent makes any representation that, once commenced, these transactions will not be discontinued without notice.  The Purchasing Agent is not required to engage in these activities and may end any of these activities at any time.

The agents or dealers to or through which we may sell notes may engage in transactions with us and perform services for us in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and other reports and other information with the SEC under the Exchange Act.  This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities.  The SEC maintains an Internet site, http://www.sec.gov (this uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus), which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements. In addition, your notes may specify that certain documents will be available for inspection at the office of the Paying Agent.

You may request a copy of any filings (including exhibits) referred to above and under “Incorporation of Information We File with the SEC” at no cost by contacting us at the following address:  Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention:  Branch Manager.  Telephone requests may be directed to such person at (212) 551-1835.

This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement.  Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC.  The registration statement, including the attached exhibits, contains additional relevant information about us.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them, which means:

•                  incorporated documents are considered part of this prospectus;

•                  we can disclose important information to you by referring you to those documents; and

•                  information that we file with the SEC will automatically update and supersede this prospectus and any previously incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

•                  our annual report on Form 20-F for the year ended September 30, 2011; and

•      the information contained in Exhibit 1 to our report on Form 6-K dated November 11, 2011;

•      the information contained in our report on Form 6-K dated November 24, 2011 (excluding Exhibit 1);

•      the information contained in our report on Form 6-K dated December 2, 2011 (excluding Exhibit 1);

•      the information contained in Exhibit 1 to our report on Form 6-K dated December 21, 2011;

•      the information contained in our report on Form 6-K dated February 1, 2012 (excluding Exhibit 1);

•      the information contained in Exhibit 1 to our report on Form 6-K dated February 16, 2012;

•      the information contained in our report on Form 6-K dated February 16, 2012;

•      the information contained in our report on Form 6-K dated February 27, 2012 (excluding Exhibit 1);

•      the information contained in our report on Form 6-K dated March 9, 2012 (excluding Exhibit 1);

•                  the information contained in Exhibit 1 to our report on Form 6-K dated May 4, 2012 (excluding pages 14 and 31 of such Exhibit); and

•      the information contained in our report Form 6-K dated May 9, 2012.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until the offering of the notes is completed:

•                  reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in the registration statement of which this prospectus forms a part; and

•                  any reports filed under Section 15(d) of the Exchange Act.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only and that information appearing in documents incorporated by reference herein is accurate only as of the respective dates of those documents.  Our business, financial condition and results of operations may have changed since that date.

ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA

Westpac is a company incorporated in Australia under the Australian Corporations Act and registered in New South Wales, having its registered office at 275 Kent Street, Sydney, New South Wales, 2000, Australia.  In order to enforce a final, unsatisfied and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any New York State or United States federal court having jurisdiction under its own domestic laws, and within whose jurisdiction Westpac was carrying on business at the time of commencement of the proceedings in which such judgment was rendered, with respect to any liability of Westpac with respect to any notes, it is necessary for the judgment creditor to bring separate proceedings as a new cause of action based on such judgment in the courts of competent jurisdiction of New South Wales or Australia against Westpac.  Subject to the matters set forth under the heading “Description of the Notes—Default, Remedies and Waiver of Default—Events of Default,” those courts could reasonably be expected in the circumstances to give conclusive effect to such judgment for the purpose of the proceedings.  Westpac has expressly submitted to the jurisdiction of New York State and United States federal courts sitting in The City of New York for the purpose of any suit, action or proceedings arising out of the offering and sale of any notes.  We have appointed our New York branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention:  Branch Manager, as our agent in the United States upon whom process may be served in any such action.

All of the directors and executive officers of Westpac, and the independent accountants named in this prospectus, reside outside the United States.  Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States.  As a result, it may not be possible for holders of notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States.  Westpac has been advised by its Australian counsel, that there is doubt as to the enforceability in Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

CURRENCY OF PRESENTATION AND EXCHANGE RATES

We publish our consolidated financial statements in Australian dollars.

The following table sets forth, for Westpac’s financial years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian dollars as certified for customs purposes for the Federal Reserve Bank of New York, expressed in U.S. dollars per A$1.00.  Westpac’s financial year ends on September 30 of each year.

Financial Year	At Period End	Average Rate(1)	High	Low
2007	0.8855	0.8163	0.8855	0.7434
2008	0.7904	0.9065	0.9797	0.7831
2009	0.8824	0.7400	0.8824	0.6073
2010	0.9640	0.9003	0.9714	0.8172
2011	0.9744	1.0318	1.1026	0.9594
2012(2)	1.0190	1.0431	1.0806	0.9453

(1)               The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)               Through May 4, 2012.

Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

VALIDITY OF SECURITIES

King & Wood Mallesons, our Australian counsel, shall provide an opinion to the effect that we have duly authorized the issuance of the notes.  Additionally, the validity of the notes under New York law will be passed upon for us by our New York counsel, Debevoise & Plimpton LLP, New York, New York.  The validity of the notes under New York law will be passed upon for the agents and dealers by Sidley Austin LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 20-F of Westpac Banking Corporation for the year ended September 30, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.  PricewaterhouseCoopers is a member of the Institute of Chartered Accountants in Australia.

LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S LIABILITY

The liability of PricewaterhouseCoopers (an Australian partnership which we refer to as PwC Australia) with respect to claims arising out of its audit report described under “Experts” is subject to the limitations set forth in the Professional Standards Act 1994 of New South Wales, Australia, as amended, which we refer to as the “Professional Standards Act,” and The Institute of Chartered Accountants in Australia (NSW) Scheme adopted by The Institute of Chartered Accountants in Australia and approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act, which we refer to as the “NSW Accountants Scheme,” or, in relation to matters occurring on or prior to October 7, 2007, the predecessor scheme.  The Professional Standards Act and the NSW Accountants Scheme may limit the liability of PwC Australia for damages with respect to certain civil claims arising in, or governed by the laws of, New South Wales directly or vicariously from anything done or omitted in the performance of its professional services for us, including, without limitation, its audits of our financial statements, to the lesser of (in the case of audit services) ten times the reasonable charge for the service provided and a maximum liability for audit work of A$75 million or, in relation to matters occurring on or prior to October 7, 2007, A$20 million.  The limit does not apply to claims for breach of trust, fraud or dishonesty.

In addition there is equivalent professional standards legislation in place in other states and territories in Australia and amendments have been made to a number of Australian federal statutes to limit liability under those statutes to the same extent as liability is limited under state and territory laws by professional standards legislation.

These limitations of liability may limit recovery upon the enforcement in Australian courts of any judgment under U.S. or other foreign laws rendered against PwC Australia based on or related to its audit report on our financial statements.  Substantially all of PwC Australia’s assets are located in Australia.  However, the Professional Standards Act and the NSW Accountants Scheme have not been subject to judicial consideration and therefore how the limitation will be applied by the courts and the effect of the limitation on the enforcement of foreign judgments are untested.